Exhibit 10.12

SUBLEASE

Cyber-Ark Software, Inc., a Delaware corporation, having an address at 60 Wells Avenue, Newton, Massachusetts 02459 (“Sublessor”), and Chiasma, Inc., a Delaware corporation, having an address at 60 Wells Avenue, Newton, Massachusetts 02459 (“Sublessee”), enter into this Sublease effective as of May 12, 2015.

Preliminary Statement

Sublessor is the tenant under that certain Lease dated October 28, 2013, as amended by First Amendment of Lease dated October 23, 2014 (the “Lease”) with Wells 60 Realty LLC (“Landlord”) pursuant to which Sublessor has leased from Landlord certain premises consisting of approximately 21,644 rentable square feet of space, known as Suites 102 and 103 (the “Premises”) in the building (“Building”) located at and commonly known as 60 Wells Avenue, Newton, Massachusetts 02459 (the “Property”), all as more particularly described in the Lease. A true and accurate copy of the Lease is attached hereto as Exhibit A.

Sublessor desires to sublet to Sublessee, and Sublessee desires to accept from Sublessor, a portion of the Premises containing approximately 6,546 square feet, known as Suite 102, generally as shown on Exhibit B (the “Subleased Premises”) on the terms and conditions set forth in this Sublease.

Capitalized terms used but not defined in this Sublease shall have the meanings ascribed to such terms in the Lease.

Agreement

In consideration of the mutual covenants of this Sublease and other valuable consideration, the receipt and sufficiency of which Sublessee and Sublessor hereby acknowledge, Sublessor and Sublessee agree as follows:

1. Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises, subject to the terms and conditions of this Sublease and the Lease. Sublessee accepts the Subleased Premises in its “AS-IS, WHERE IS” condition. Sublessee acknowledges that it has examined and inspected the Subleased Premises and is familiar with the physical condition thereof. Neither Landlord nor Sublessor shall have any obligation to make any changes, additions or improvements to the Subleased Premises.

2. Term. The term of this Sublease (“Sublease Term”) shall commence on May 12, 2015 (“Commencement Date”), subject to Landlord’s Consent as required per Section 22 below, and shall terminate at 5:00 p.m. on March 31, 2016, or such sooner date upon which the Sublease Term may expire or terminate under this Sublease or pursuant to law.

3. Use. Sublessee shall use and occupy the Subleased Premises only for professional office use (“Permitted Use”) and otherwise in accordance with the Lease. Except a Certificate of Occupancy, all licenses and permits required by local, state and any other

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authorities necessary for Sublessee to conduct Sublessee’s business at the Subleased Premises shall be Sublessee’s responsibility to obtain. Sublessee shall have use of existing furniture, fixtures and equipment currently located in the Subleased Premises and listed on Exhibit C attached hereto (“FF&E”) for duration of the Sublease. Sublessee shall return the Subleased Premises and FF&E at the expiration of the Sublease Term, in is the same condition as they were in on the Commencement Date, reasonable wear and insured casualty only excepted.

4. Yearly Fixed Rent. Commencing on May 12, 2015 (subject to Landlord’s Consent as required per Section 22 below), Sublessee shall pay to Sublessor rent at an annual rate of $229,110.00 (“Fixed Rent”), in equal monthly installments of $19,092.50, in advance, on the first day of each calendar month during the Sublease Term. The first monthly installment shall be delivered to Sublessor by Sublessee upon execution of this Sublease. If the Sublease Term includes a partial calendar month at its beginning or end, the monthly installment of Fixed Rent for such partial month shall be prorated at the rate of 1/30 of the monthly installment for each day in such partial month within the Sublease Term and shall be payable in advance on the first day of such partial month occurring within the Sublease Term. The Fixed Rent shall be paid to Sublessor at its offices located at the address set forth in the opening paragraph hereof, or such other place as Sublessor may designate in writing, in lawful money of the United States of America, without demand, deduction, offset or abatement; provided, however, at Sublessor’s election, Sublessee shall pay installments of Fixed Rent directly to Landlord at Landlord’s address set forth in the Lease, and Sublessee shall, simultaneously with the payment of Fixed Rent to Landlord, send to Sublessor a copy showing each installment payment of Fixed Rent.

5. Additional Rent and Utilities. Sublessee shall pay the following as Additional Rent in lieu of payment of any Operating Costs, Property Real Estate Taxes or Electricity/Utilities under Sections 5 and 6 of the Lease: (a) the cost of electricity and other utilities consumed within the Subleased Premises at the rate of $2.00 per square foot, payable in monthly installments of $1,091.00 per month in advance on the first day of each month during the Sublease Term; and (b) all costs incurred by Sublessor or Landlord to repair items at the Subleased Premises damaged by Sublessee’s use. All electric consumption exceeding customary office usage, including, without limitation, to power Sublessee’s specialty equipment/fixtures and for afterhours HVAC usage charges, shall be proportionally allocated by Landlord and billed by Sublessor to Sublessee, and the same shall be due within ten (10) days after the date Sublessee receives invoices for same. The term “Rent” as used in this Sublease shall include Fixed Rent, Additional Rent and all other sums and charges payable by Sublessee hereunder.

6. Security Deposit. Sublessee shall pay to Sublessor the sum of $38,185.00 (“Security Deposit”) as security for the full and timely payment and performance of Sublessee’s obligations under this Sublease. Sublessee shall deliver the Security Deposit to Sublessor upon the execution hereof. Sublessor shall have no obligation to segregate the Security Deposit from Sublessor’s other funds. The Security Deposit shall be refunded to Sublessee, without interest, within thirty (30) days after the termination of this Sublease subject to Sublessee’s satisfactory compliance with the conditions of this Sublease and subject to deduction for payment of Sublessee’s obligations not then fulfilled by Sublessee. If Sublessee fails to pay or perform in a full and timely manner any of its obligations under this Sublease, Sublessor may apply all or any portion of the Security Deposit toward curing any such default under this Sublease (beyond any applicable notice and cure periods) and compensating Sublessor for any loss, damage or

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expenses arising from such default. If Sublessor so applies any portion of the Security Deposit, Sublessee shall pay to Sublessor the amount necessary to restore the Security Deposit to its original amount within five (5) days after written demand and failure to do so within five (5) days after written demand shall be deemed an automatic Event of Default hereunder. Sublessee may not use the Security Deposit to pay any of Sublessee’s payment obligations, and Sublessee shall not have the right to mortgage, transfer, assign or encumber the Security Deposit. Sublessee acknowledges that Sublessee has no interest in the Security Deposit paid by Sublessor to Landlord under the Lease (“Original Security Deposit”), which Original Security Deposit shall continue to be held by Landlord subject to the terms of the Lease.

7. Subordination to Lease. Except to the extent contradictory with the terms of this Sublease, this Sublease shall be subject to and on all of the terms and conditions as are contained in the Lease and the provisions of the Lease are hereby incorporated into this Sublease as if Sublessor were the lessor thereunder and Sublessee the lessee thereunder. Where appropriate, references to “Landlord” in the Lease shall be deemed to mean “Sublessor” hereunder and references to “Tenant” in the Lease shall be deemed to mean “Sublessee” hereunder, it being understood and agreed that Sublessor will not be acting as, or assuming any of the responsibilities of, Landlord, and all references in the Lease to Landlord-provided services or Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Building, rather than to a tenant of the Building subleasing space to a subtenant, shall continue to be references to Landlord and not to Sublessor. This Sublease is in all respects subject and subordinate to the provisions of the Lease and shall automatically terminate upon termination of the Lease for any reason whatsoever. Sublessee covenants and agrees that during the term of this Sublease and for such further time as Sublessee may occupy the Subleased Premises, Sublessee will perform and observe all of the obligations of Sublessor under the Lease (other than payment of Rent which shall be as set forth in this Sublease), to the extent relating to the Subleased Premises, arising and/or occurring from and after the Commencement Date hereof, as fully and as effectually as though Sublessee had been originally named therein as Tenant, and will indemnify and save Sublessor harmless from any loss, cost, liability, damage, or expense, including, without limitation, reasonable attorneys’ fees, that Sublessor may suffer or incur by reason of the failure of Sublessee so to do.

Notwithstanding any contrary provision of the Lease or this Sublease, the following definitions in the Lease: Execution Date, Premises Rentable Area, Term Commencement Date, Rent Commencement Date, Expiration Date, Early Access Period, Yearly Fixed Rent and Monthly Payment, Extension Term Yearly Fixed Rent, Pro Rata Share, Security Deposit, Extension Term and Brokers; Sections 12.B, 22, 23, 25, 32(L), 33 and 35; and Exhibits A, A-1, B and D of the Lease are not incorporated as provisions of this Sublease. In addition, Section 24 of the Lease is incorporated by reference, except that Sublessee’s recourse as against Sublessor shall not be limited to Sublessor’s interest in the Property.

8. Assignments and Subleases. Notwithstanding any provision of the Lease to the contrary, Sublessee shall not assign this Sublease or sublet all or any portion of the Subleased Premises or allow any other person or entity to occupy all or any portion of the Subleased Premises, without the prior written consent of Sublessor and Landlord, which Sublessor and Landlord may grant, withhold or condition in its or their sole discretion. If Sublessor and Landlord consent to any such assignment or sublease, such assignment or sublease shall comply

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with the requirements of the Lease including, without limitation, Section 12 thereof. Any attempt by Sublessee to assign this Sublease or sublet or allow the use of all or any portion of the Subleased Premises without the prior written consent of both Sublessor and Landlord shall be void.

9. Insurance. During the Sublease Term, Sublessee shall maintain insurance of such types, in such policies, with such endorsements and coverages, and in such amounts as are required to be maintained by the Tenant under the Lease. All insurance policies shall name Landlord, Landlord’s lender, Landlord’s management company and Sublessor as additional insureds and loss payees, as the case may be, and shall contain an endorsement that such policies may not be canceled without 30 days prior written notice to Landlord and Sublessor. Sublessee shall promptly pay all insurance premiums and shall provide Sublessor with policies or certificates evidencing such insurance upon execution and delivery of this Sublease by Sublessee, and not later than thirty (30) days prior to each expiration date of such policies.

10. Alterations. Notwithstanding any provisions of the Lease to the contrary, Sublessee shall not make any alterations, additions, improvements or installations in or to the Subleased Premises without in each instance obtaining the prior written consent of both Landlord and Sublessor, which Landlord and Sublessor may grant, withhold or condition in their sole discretion. If Sublessor and Landlord consent to any such alterations, additions, improvements or installations, Sublessee shall perform and complete such alterations, additions, improvements and installations at its expense, in compliance with applicable laws and in compliance with Section 11 and any other applicable provisions of the Lease. If Sublessee performs any alterations, additions, improvements or installations without obtaining the prior written consent of both Landlord and Sublessor, Sublessor and/or Landlord may remove such alterations, additions, improvements or installations, restore the Subleased premises and repair any damage arising from such removal or restoration, and Sublessee shall be liable to Sublessor for all costs and expenses incurred by Sublessor in the performance of such removal, repairs or restoration.

11. Parking. Sublessee shall be entitled to use, in common with Landlord and Sublessor, and other subtenants at the Property and their employees, customers and/or clients, up to twenty three (23) parking spaces at the Property for the transient, not overnight, parking of vehicles.

12. Indemnification/Default by Sublessee. In the event:

(a) Sublessee defaults in the payment of any installment of Yearly Fixed Rent, Additional Rent or other sums payable by Sublessee under this Sublease, and that default continues for five (5) days after written notice (but Sublessee shall not be entitled to written notice of payment defaults nor have the right to cure payment defaults more than twice in any consecutive twelve (12) month period); or

(b) Sublessee defaults in the observance or performance of any other of Sublessee’s covenants, agreements, or obligations in this Sublease and such default shall not be corrected within ten (10) days after written notice (provided, however, there shall be no notice or grace period required or entitled for defaults which are willful by Sublessee or for the same default which occurs more than once in a consecutive twelve (12) month period); or

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(c) Sublessee or any guarantor of this Sublease is declared bankrupt or insolvent according to law, or, if any assignment shall be made of Sublessee’s or guarantor’s property for the benefit of creditors;

then, Sublessor shall have the right to re-enter and take complete possession of the Premises and declare the Term ended and remove Sublessee’s effects, in all cases without prejudice to any other remedies Sublessor may thereafter assert to enforce its rights hereunder. Sublessee shall indemnify Sublessor against all loss of rent and other payments which Sublessor may incur by reason of such termination during the remainder of the Sublease Term. If Sublessee shall default in the observance or performance of any conditions or covenants on Sublessee’s part to be observed or performed under this Sublease and such default continues beyond any applicable grace period set forth above, Sublessor, without being under any obligation to do so and without thereby waiving the default, may remedy such default for the account and at the expense of Sublessee. If Sublessor makes any expenditure or incurs any obligation for the payment of money in connection with this Sublease, including, but not limited to, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding applicable to Sublessee’s use of the Premises or applicable to this Sublease, such sums paid or incurred, with interest at the rate of one and one-half percent (1.5%) per month, shall be paid to Sublessor by Sublessee as Additional Rent. Sublessee shall pay all Sublessor’s costs, including reasonable attorneys’ fees, in enforcing, defending and/or interpreting Sublessor’s rights hereunder. In addition, in the event of a default by Sublessee resulting in Sublessor’s termination of this Sublease, Sublessor shall have the remedies set forth in Section 18 of the Lease as if Sublessor were “Landlord” and Sublessee were “Tenant” thereunder.

13. Notices. All notices and demands under this Sublease shall be in writing and shall be effective (except for notices to Landlord which shall be given in accordance with Section 19 of the Lease) upon the earlier of (i) receipt at the address set forth below by the party being served, or (ii) two days after being sent to address set forth below by United States certified mail, return receipt requested, postage prepaid, or (iii) one day after being sent to address set forth below by a nationally recognized overnight delivery service that provides tracking and proof of receipt.

If to Landlord:	As required under the Lease.

If to Sublessor: At the address set forth in the opening paragraph of this Sublease,
Attention: Suzy Peled-Spigelman

If to Sublessee: At the address set forth in the opening paragraph of this Sublease,
Attention: Mark Leuchtenberger

Either party may change its address for notices and demands under this Lease by notice to the other party in accordance with the foregoing.

14. Sublessor’s Representation and Warranties. Sublessor represents and warrants that:

(a) the copy of the Lease attached to this Sublease as Exhibit A is a complete and accurate copy of the Lease, as amended, as set forth in Exhibit A;

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(b) to the best of Sublessor’s knowledge, Landlord is not in material default under the Lease, nor has any event occurred which, after any applicable notice and/or the expiration of any grace period, shall constitute a material default by Landlord under the Lease; and

(c) to the best of Sublessor’s knowledge, Sublessor is not in default under the Lease, nor has any event occurred which, after any applicable notice and/or the expiration of any grace period, shall constitute a material default by Sublessor under the Lease.

15. Sublessor Liability and Default. Sublessor shall not be liable to Sublessee or any other party for so long as Sublessor acts in good faith and diligently commences and seeks to obtain performance of the requirements of Sublessor under this Sublease. Recourse against Sublessor under or on account of this Sublease shall be limited to the assets of the Sublessor’s entity; in no event may Sublessee or any other party seek or obtain recourse to or from the assets of any manager, trustee, beneficiary or partner of Sublessor or any employee, officer, director or shareholder of Sublessor, or Sublessor’s manager, managing agent or their respective successors and assigns.

Sublessor shall not be deemed in default hereunder nor shall Sublessee have any cause of action against Sublessor hereunder unless and until Sublessor receives written notice from Sublessee detailing the asserted Sublessor breach and that breach continues without cure for fifteen (15) days or such additional time as is required to effect cure provided Sublessor has then commenced and thereafter reasonably diligently pursues cure. Notwithstanding anything to the contrary contained in this Sublease, Sublessor’s and Sublessee’s obligations under this Sublease are independent of each other, and the obligations of Sublessee hereunder shall not be conditioned on performance by Sublessor of its obligations hereunder.

16. Sublessor Covenants. Sublessor covenants and agrees that, so long as Sublessee is not in default beyond any applicable period of notice and/or cure hereunder, Sublessor:

(a) shall cause all rent to be paid under the Lease as and when due and payable under the Lease;

(b) shall observe and perform the other terms, provisions, covenants, and conditions of the Lease to be observed and performed by Sublessor, except to the extent that such terms, provisions, covenants, and conditions are assumed by Sublessee hereunder;

(c) shall not voluntarily terminate the Lease except pursuant to a right of termination arising out of casualty or condemnation expressly set forth in the Lease and shall not amend the Lease in a manner adverse to Sublessee in any material respect; and

(d) shall not take any action or fail to perform any act that results in a breach or default under the Lease to the extent any such action or any such failure to perform any such act adversely affects (i) the rights of Sublessee under this Sublease, including, without limitation, the right of Sublessee to receive all services, utilities, repairs and restorations to be provided by Landlord under the Lease with respect to the Subleased Premises as provided in Section 17 hereof, (ii) the ability of Sublessee to seek or obtain the approval or consent of Landlord to matters that require the approval or consent of Landlord or (iii) the right of Sublessee to use and occupy the Subleased Premises for the purposes and as provided under this Sublease.

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17. Services Under Lease. Sublessor agrees that Sublessee shall be entitled to receive all services, utilities, repairs and restorations to be provided by Landlord to Sublessor under the Lease with respect to the Subleased Premises. Sublessor agrees upon Sublessee’s request, to use reasonable efforts (excluding litigation), at Sublessee’s expense and to the extent relating to the Subleased Premises to, (a) to cause Landlord to provide the services or utilities described in Section 10(B) of the Lease or to make the repairs or restorations to the extent required to be performed by Landlord as specifically described in the Lease, or (b) to obtain Landlord’s consent or approval whenever required by the Lease (unless, in such instance, Sublessor shall be entitled to withhold its consent or approval even if Landlord shall have granted its consent or approval).

18. Holdover. If Sublessee fails to fully surrender the Subleased Premises to Sublessor at the end of the Sublease Term or earlier termination of this Sublease in the same condition as they were in on the Commencement Date (reasonable wear and damage by insured casualty only excepted) having first removed all of Sublessee’s personal property, then such failure shall be deemed a holdover by Sublessee and the provisions of Section 27 of the Lease shall be applicable during such period of holdover except that the fee for use and occupancy during such period of holdover shall increase to 200% of the Fixed Rent payable hereunder plus all Additional Rent payable hereunder.

19. Entire Agreement. This Sublease contains all of the agreements, conditions, warranties and representations relating to the sublease of the Subleased Premises and may be amended or modified only by written instruments executed by both Sublessor and Sublessee.

20. Authority. Sublessee represents that Sublessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and in good standing as a foreign corporation in the Commonwealth of Massachusetts. Sublessor represents that Sublessor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and in good standing as a foreign corporation in the Commonwealth of Massachusetts. Sublessor and Sublessee each represent and warrant to the other that the individual(s) executing and delivering this Sublease on its behalf is/are duly authorized to do so and that this Sublease is binding on Sublessee and Sublessor in accordance with its terms. Simultaneously with the execution of this Sublease, and, unless this Sublease is executed by Sublessee’s President/Vice President and Treasurer/Assistant Treasurer, upon request by Sublessor, Sublessee shall deliver evidence of such authority to Sublessor in a form reasonably satisfactory to Sublessor.

21. Not an Offer. The submission of an unsigned copy of this Sublease to Sublessee for Sublessee’s consideration does not constitute an offer to sublease the Subleased Premises. Subject to Section 22 below, this Sublease shall become effective and binding only upon the execution and delivery of this Sublease by Sublessor and Sublessee.

22. Condition Precedent. This Sublease, and the rights and obligations of Sublessor and Sublessee under this Sublease, are subject to the condition that Landlord consents to this Sublease, and this Sublease shall be effective only upon the receipt by Sublessor and Sublessee of such consent (“Landlord Consent”).

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23. Brokerage. Sublessor and Sublessee each represent and warrant to the other that Sublessee was not shown the Subleased Premises nor has Sublessee entered into this Sublease on account of the efforts of any party who may be entitled to claim a commission or payment therefor other than Evan Gallagher, of NAI Hunneman and Eric Solem, of Landmark RE Advisors (collectively, “Brokers”). Sublessor shall be responsible for the commission payable to the Brokers in accordance with a separate agreement between Sublessor and the Brokers.

[End of text - Signature page follows]

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IN WITNESS WHEREOF, Sublessor and Sublessee execute this Sublease as a sealed instrument as of the date first written above.

SUBLESSEE:		SUBLESSOR:

CHIASMA, INC.		CYBER-ARK SOFTWARE, INC.

By:	/s/ Mark Leuchtenberger	By:	/s/ Suzy Peled-Spigelman
	Name: Mark Leuchtenberger		Name: Suzy Peled-Spigelman
	Title: President and Chief Executive Officer		Title: VP Finance, Americas and Treasurer
	duly authorized		duly authorized

By:	/s/ Chaime Orlev
Name: Chaime Orlev
Title: Treasurer
duly authorized

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EXHIBIT A

“Lease”

LEASE

REFERENCE DATA PAGES

In this Lease the following terms shall have the meanings set forth below:

EXECUTION DATE:	October 28, 2013

LANDLORD:	Wells 60 Realty LLC

LANDLORD’S INITIAL ADDRESS FOR PAYMENT:	Intrum Corp., Manager Wells 60 Realty LLC 60 Wells Avenue, Suite 100 Newton, MA 02459

TENANT:	Cyber-Ark Software, Inc.

TENANT’S PRESENT ADDRESS:	57 Wells Avenue, Suite 20A

Newton, MA 02459

PROPERTY:	The land with the on-site parking, Building and improvements now and hereafter situated thereon owned by Landlord located at and numbered as 60 Wells Avenue, Newton, Massachusetts.

BUILDING:	The Building is the one story office building now and as from time to time located at the Property.

PREMISES:	The portion of the first floor of the Building depicted as Suite No. 103 on Exhibit A hereto annexed.

PREMISES RENTABLE AREA:	Approximately 15,098 rentable square feet within the Premises.

PERMITTED USE:	For professional office use only as permitted by local zoning.

TERM COMMENCEMENT DATE:

The later of February 1, 2014, or five (5) days following Landlord’s written notice to Tenant that Landlord’s Work (as described on Exhibit B attached hereto) has been substantially completed as determined by Landlord’s architect. In the event Landlord’s Work is not substantially complete by June 1, 2014, Tenant shall receive a rent abatement, beginning on the Rent Commencement Date, in an amount equal to fifty percent (50%) of the Yearly Fixed Rent on a per diem basis, for each day after

Landlord Initial RG Tenant Initial EM

June 1, 2014 that the Landlord’s Work is not substantially complete. Further, in the event the Landlord’s Work is not substantially complete on or before August 1, 2014, Tenant shall have the right to terminate the Lease by giving written notice to Landlord (“Termination Notice”) on or after August 1, 2014, of Tenant’s election to terminate, in which event the Lease shall terminate without recourse to the parties, unless the Landlord’s Work has been substantially completed prior to Landlord’s receipt of the Termination Notice.

RENT COMMENCEMENT DATE:	That date which is one hundred and fifty (150) days following the Term Commencement Date.

EXPIRATION DATE:	That date which is eight-four (84) months following the Rent Commencement Date (plus a portion of a month, if the term commences other than on the first day of a calendar month so that the term ends on the last day of a calendar month), the “Initial Term,” provided, however, if the Initial Term is extended as hereafter set forth, the Expiration Date shall be at 5:00 p.m. on the last day of the Extension Term then in effect.

EARLY ACCESS PERIOD:	Tenant shall have access to the Premises thirty (30) days prior to the Term Commencement Date for the purpose of installing wiring for its voice/data equipment provided such access does not interfere with Landlord’s completion of Landlord’s Work. Access during the Early Access Period shall otherwise be in accordance with the terms and conditions of this Lease, except that no Yearly Fixed Rent or Additional Rent shall be due or payable during the Early Access Period.

YEARLY FIXED RENT AND

MONTHLY PAYMENT:

PERIOD	YEARLY FIXED RENT	MONTHLY PAYMENT
First Lease Year	$352,498.56	$29,374.88
Second Lease Year	$407,646.00	$33,970.50
Third Lease Year	$415,194.96	$34,599.58
Fourth Lease Year	$422,744.04	$35,228.67
Fifth Lease Year	$430,293.00	$35,857.75
Sixth Lease Year	$437,841.96	$36,486.83
Seventh Lease Year	$445,391.04	$37,115.92

Landlord Initial Tenant Initial

Yearly Fixed Rent shall be payable monthly in advance in equal monthly installments (“Monthly Payment”) as set forth above, or the first day of each month beginning on the Rent Commencement Date. As used in this Lease, the term “Lease Year” shall mean the following: the First Lease Year shall commence on the Ren Commencement Date and shall end on the last day of the month that is twelve (12) months after the Rent Commencement Date; the Second Lease Year shall commence on the day after the end of the First Lease Year and continue for a consecutive twelve month period; and each Lease Year thereafter shall be a sequential consecutive twelve (12) month period.

EXTENSION TERM	YEARLY FIXED RENT: Yearly Fixed Rent during the Extension Term shall be at “Market Rent” as set forth in Exhibit D entitled Extension Term Yearly Fixed Rent attached hereto.

PRO RATA SHARE:	The percentage that the Premises Rentable Area bears to the rentable area at the Property held for rental by Landlord. The Pro Rata share shall be determined by a fraction, the numerator of which shall be the Premises Rentable Area and the denominator of which shall be the total rentable area of the Building (the “Building Rentable Area”) which Landlord’s architect has determined to be 32,463 square feet. Accordingly, Tenant’s Pro Rata Share shall be 46.51%.

SECURITY DEPOSIT:	$29,375.00.

EXTENSION TERM:	Provided Landlord has received written notice of Tenant’s intent to extend no later than nine (9) months prior to the end of the then current Term, Tenant may extend the Lease for two (2), successive periods of five (5) years each (herein collectively or individually called the “Extension Term”) with the first Extension Term (“First Extension Term”) commencing immediately after the Initial Term, and the second Extension Term (“Second Extension Term”) commencing immediately after the First Extension Term. Tenant’s right to extend shall be subject to the provisions set forth in Section 23 of this Lease.

Landlord Initial Tenant Initial

BROKERS:	Landmark Real Estate Advisors, LLC and Boston Realty Advisors

EXHIBITS:
Rider:	Included Not included
Exhibit A:	The Premises
Exhibit A-1:	Tenant’s Layout Plan
Exhibit A-2:	Parking Plan
Exhibit B:	Landlord’s Work
Exhibit C:	Not Applicable
Exhibit D:	Extension Term Yearly Fixed Rent
Guaranty:	Included Not included

Landlord Initial Tenant Initial

LEASE TEXT

1. The Premises and Common Areas and Facilities. Landlord hereby leases the Premises to Tenant for the Term. To the extent applicable, Landlord excepts and reserves from the Premises for the benefit of Landlord and its other tenants the shaftways and other common elements serving other parts of the Building or the Property, as well as the right to maintain, use, repair and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus and fixtures located in or at the Premises and serving other parts of the Building or the Property. Unless subsequently altered by written notice to Tenant caused by a change in the Building Rentable Area, the Premises Rentable Area shall be as indicated on the Reference Data Pages. To the extent the Premises is benefited by interior common areas in the Building, the Premises Rentable Area may include an allocation of Building common area. Premises Rentable Area data is included only for the purpose of determining Pro Rata Share and not Yearly Fixed Rent. Landlord reserves the right to renovate and redecorate the Building exterior, lobby and common areas and to build upon the Property additional common areas and expand the Building provided Landlord takes reasonable action to reduce the impact thereof during construction and, upon completion, any such action does not curtail in any material adverse manner Tenant’s ability to conduct its business at the Premises. Tenant shall be entitled to use, in common with Landlord and other tenants at the Property and their employees and patrons, fifty-five (55) spaces within the parking areas at the Property for the transient, not overnight, parking of automobiles; and ten (10) of the foregoing spaces, in the locations as shown on Exhibit A-2, shall be designated for Tenant’s exclusive use. Landlord reserves the right to designate and locate separate tenant, patron, visitor and handicapped parking at the Property.

2. Term. Unless sooner terminated as provided herein, the term of this Lease shall commence on the Term Commencement Date and terminate on the Expiration Date (the “Term” and/or “Lease Term”). If an Extension Term is set forth in the Reference Data Pages, the Term shall include the Extension Term if the Term is extended.

3. Payment of Rent. Tenant shall pay the Yearly Fixed Rent as set forth in the Reference Data Pages by Monthly Payments in advance, without setoff, offset or deduction, commencing on the Rent Commencement Date, and thereafter continuing on the first day of each month thereafter, and shall pay Additional Rent in the manner set forth herein. All rent and other payments shall be made to Landlord at Landlord’s Initial Address for Payment or at such other location and to such person as Landlord shall designate from time to time in writing. If the Rent Commencement Date and/or Term Commencement Date occurs on a day other than the first day of a month, the first Monthly Payment and Additional Rent, as applicable, shall be appropriately pro-rated for that month and added as Rent for the First Lease Year. If Tenant shall fail to pay any installment of Yearly Fixed Rent or Additional Rent within ten (10) days after the date due, Landlord shall be entitled to collect a charge equal to five (5%) percent of the amount due to cover Landlord’s administrative expense in handling late payments; provided, that with respect to the first such late payment in any consecutive 12-month period, no late payment shall be due if Tenant makes payment within one (1) business day after notice (which may be by telephone or e-mail) from Landlord. In addition, Tenant shall pay interest at the rate of one (1%) percent (the “Default Rate”) for each month or any fraction thereof on any Rent not paid within ten (10) days after the date due. The sending of invoices to Tenant on one or more occasions shall not require Landlord to continue that practice for Yearly Fixed Rent or on account of regular monthly installments of Additional Rent. The term “Rent” as used in this Lease shall include Yearly Fixed Rent, Additional Rent and all other sums and charges payable by Tenant hereunder.

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4. Security Deposit. If a Security Deposit is required on the Reference Data Pages of this Lease, upon signing this Lease Tenant shall pay Landlord the Security Deposit which shall be held by Landlord as security for Tenant’s performance under this Lease. The Security Deposit shall be refunded to Tenant, without interest, within thirty (30) days after the termination of this Lease subject to Tenant’s satisfactory compliance with the conditions of this Lease and subject to deduction for payment of Tenant obligations not then fulfilled by Tenant. During the Term, Landlord shall have the right to use all or any portion of the Security Deposit to pay or perform any obligations of Tenant which Tenant fails to pay or perform within the time periods required herein, and any amount so used by Landlord shall be replenished by Tenant upon seven (7) days notice to Tenant. Tenant may not use the Security Deposit to pay any of Tenant’s payment obligations, and Tenant shall not have the right to mortgage, transfer, assign or encumber the Security Deposit.

5. Additional Rent.

A. Tenant shall pay the following as Additional Rent: (i) 100% of any and all costs and expenses, whether considered Operating Costs (as herein defined) or otherwise, attributable solely to the Premises, or to Tenant’s use, or resulting from the actions or inactions of Tenant or those acting by, through, or under Tenant (subject to limitations set forth in Section 15 hereof); (ii) the cost of utilities consumed within the Premises required to be paid by Tenant under Section 6 of this Lease; (iii) any increase in Real Estate Taxes (as herein defined) payable with respect to the Property, based upon Tenant’s Pro Rata Share, exceeding the Property Real Estate Taxes for the year ending June 30, 2015 (“Base Tax Year”); (iv) any increase in Operating Costs incurred by Landlord with respect to the Property and Building, based upon Tenant’s Pro Rata Share, exceeding the Operating Costs incurred by Landlord for the calendar year ending December 31, 2014 (“Base Operating Cost Year”); and (v) costs incurred by Landlord to repair items at the Property damaged by Tenant’s use. For the purpose of determining Operating Costs for the Base Operating Cost Year, in the event that less than ninety-five (95%) percent of the Building is occupied, costs which would be increased by additional occupancy, as reasonably determined by Landlord, shall be extrapolated to reflect 95% occupancy.

B. If, as and when requested by Landlord and with each Monthly Payment, Tenant shall make such payments in advance as Landlord shall reasonably request to be sufficient to pay as and when due, all Additional Rent required by Section 5.A hereof, and if Landlord does not request such advance payments Tenant shall be permitted to make estimated monthly payments on account of Additional Rent together with each Monthly Payment, with any adjustments paid or credited as applicable following Landlord’s reconciliation of Additional Rent. Tenant shall pay Additional Rent to Landlord within ten (10) days after the date Landlord invoices Tenant for same, as adjusted for any amounts previously paid by Tenant for the period covered by the invoice.

C. “Operating Costs” shall mean Landlord’s annual costs incurred to maintain, operate, insure, manage, and repair the Property, including (a) on-site personnel costs

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incurred in the operation of the Property; (b) utility costs for Property common areas, including water and sewer, fuel and other energy for heating and cooling the Building, and electricity for common areas; (c) costs of insurance carried by Landlord relating to the Property, including, without limitation, fire, casualty, liability and other insurance coverages as Landlord reasonably determines to obtain; (d) costs of cleaning, repair, replacement and other work relating to the maintenance, repair and improvements to the Building, the Property, and common facilities serving the Building and the Property, (to the extent required by this Lease to be paid by Landlord and not otherwise reimbursed by Tenant); (e) costs to maintain and repair the parking areas at the Property; (f) cost of snow plowing, snow removal, sanding and landscaping; (g) costs to operate the Building fitness facility and other amenity areas (including without limitation equipment leases and/or finance charges), and (h) costs of all service contracts, management fees (calculated at market rates) and other customary maintenance and operating expenses applicable to the Property incurred by Landlord. With respect to Operating Costs, Landlord agrees as follows: all included expenses shall be at Landlord’s direct cost, without markup; to the extent Landlord’s personnel costs are included, they shall be pro-rated for that portion of time actually committed to the Property and its operation; management fees shall be compensation for supervisory services calculated at generally accepted commercial rates; capital costs for structural repairs, to repave the parking lot and/or to replace worn out or obsolete major equipment or facilities (collectively “Capital Repairs”), as distinguished from customary maintenance and repairs, shall be amortized over their respective useful life as reasonably determined by Landlord, such that the annual cost thereof does not exceed a total of $40,000.00; capital improvements (as distinguished from Capital Repairs) shall not be included; costs recovered in full from one or more tenants other than Tenant shall not be included; costs to demise and renovate interior space for tenants shall not be included; the cost of work and repairs covered by insurance proceeds paid under Landlord’s insurance then in force shall not be included; costs which solely benefit leased areas of the Property shall not be included unless the same or similar benefit is provided to the Premises; and costs to enforce Landlord’s rights and remedies against other tenants shall not be included. Furthermore, “Operating Costs” shall not include: expenses for any item or service which Tenant pays directly to a third party or separately pays to Landlord; leasing commissions; principal, interest and other expenses upon loans to Landlord or secured by a mortgage covering the Building or Property or a portion thereof; rent under any ground lease; salaries of executive officers of Landlord; depreciation claimed by Landlord for tax purposes; reserves; costs incurred due to the negligence or willful misconduct of the Landlord, its agents and employees; penalties, fines and other costs incurred due to violation by the Landlord of any lease or any laws and any interest or penalties attributable to late payment by Landlord of any of the Operating Costs; and costs and expenses of investigating, monitoring and remediating hazardous materials on, under or about the Building or Property.

D. “Real Estate Taxes” or “Taxes” shall mean all taxes, assessments, betterments, water or sewer entrance fees and charges, and all other charges, including charges for the use of municipal services if billed separately from other taxes, levied, assessed or imposed at any time by any governmental authority upon or against the land, the Building, and/or other improvements then comprising the Property. This definition of Real Estate Taxes is based upon the present system of real estate taxation in the Commonwealth of Massachusetts; if taxes upon rentals or any other basis shall be substituted, in whole or in part, for the present ad valorem real estate taxes, the term Real Estate Taxes shall be deemed changed to the extent to

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which there is such a substitution for the present ad valorem real estate taxes. Notwithstanding the foregoing, “Taxes” shall exclude (a) federal, state or local income, franchise, estate, conveyance or transfer taxes, and (b) interest and penalties assessed by reason of Landlord’s failure to pay such Taxes when due. Landlord agrees, that if any special taxes or assessment shall be levied against the Building, to elect to pay such assessment over the longest period of time permitted by law. The term “fiscal year” shall mean July 1st through June 30th next following, or such other tax period as may be established by law for the payment of Real Estate Taxes.

E. Following the end of each calendar year during the Term, Landlord shall deliver to Tenant a statement (“Operating Statement”) of the amount of the Operating Costs for such calendar year and Tenant’s Pro-Rata Share thereof, pro-rated with respect to any partial calendar year included in the Term. Tenant shall pay Landlord within ten (10) days after the date Landlord invoices Tenant therefor, Additional Rent due from Tenant under subsection 5.A. above, less any amounts previously paid by Tenant for that period. Any overpayment by Tenant shall be applied to Additional Rent next payable or, after this Lease terminates, shall be reimbursed to Tenant. Tenant shall have the right to audit Landlord’s books and records relating to any Operating Statement with respect to the period covered by such Operating Statement by delivering a notice of its intention to perform such audit to Landlord within sixty (60) days after Tenant’s receipt of the Operating Statement. Tenant shall then have a period of one hundred twenty (120) days after delivery of that notice (the “Audit Period”) within which to perform the audit, and at Landlord’s request, Tenant shall provide a copy of such audit to Landlord. If, as a result of such audit, Tenant believes that it is entitled to receive a refund of any Operating Costs paid by Tenant with respect to that year, Tenant shall deliver to Landlord, no later than ten (10) days after receipt of the audit (but not later than the expiration of the Audit Period), a notice thereof, together with a copy of such audit and a statement of the grounds for, and the amount of, such proposed refund. If the audit indicates that Tenant has overpaid Tenant’s Pro Rata Share of Operating Costs, then Tenant shall be entitled to receive a refund from Landlord in the amount of such overpayment within thirty (30) days after Landlord’s receipt of such notice, or if Landlord fails to timely pay such refund, and the Lease has not then expired, Tenant shall be entitled to credit the amount of such overpayment against Additional Rent next becoming due under this Lease. If the audit indicates that Tenant has underpaid the amount of Tenant’s Pro Rata Share of the Operating Costs for such period, then Tenant shall pay the amount of such underpayment to Landlord within thirty (30) days after receipt of such audit. The cost of any such audit shall be paid by Tenant, except that, if it is established that the Pro Rata Share of Operating Costs paid by Tenant for the applicable year was overstated by more than five (5%) percent, the reasonable out-of-pocket cost of such audit paid to a third party other than an employee of Tenant, up to a maximum of Three Thousand ($3,000.00) Dollars, shall be paid or reimbursed to Tenant by Landlord. Any audit shall be performed by either (a) Tenant’s regular employees or (b) a reputable certified public accountant whose compensation is not, directly or indirectly, contingent in whole or in part on the results of the audit. If Landlord determines that an Operating Statement previously furnished by Landlord was in error, Landlord may furnish a corrective or supplemental Operating Statement to Tenant within one (1) year after the original Operating Statement was furnished, and if such corrective or supplemental Operating Statement results in increased Additional Rent, the Audit Period for the year covered by such report shall be extended for six (6) months after Landlord furnishes the corrective or supplemental Operating Statement.

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6. Electricity/Utilities. Beginning on the Term Commencement Date, Tenant shall pay for electricity consumed within the Premises for interior lighting, electric outlets and other customary office electric consumption (“Customary Office Usage”), which usage shall be separately metered. In addition, if Tenant installs additional computer servers or other specialized equipment and systems (“Special Systems”), including, without limitation, any Specialty HVAC (as defined in Section 10 hereof) serving any separately designated rooms or areas (such as computer/LAN rooms) where Specialty Systems are situated (“Specialty Areas”) which would increase Tenant’s electric or other utility consumption in any material respect, then electric and other utility consumption for such Special Systems or Specialty Areas shall be at additional cost to Tenant (either directly, if separately submetered, or based on an equitable allocation, if not separately metered). Tenant shall also be responsible for the cost of after-hours HVAC and other utility usage charges, without any cost markup from Landlord, and which usage shall be separately submetered by Landlord or otherwise proportionately charged by Landlord. Tenant shall pay all such charges for electricity and other utilities within ten (10) days after being invoiced therefor by Landlord. Landlord shall have no obligation to provide utilities other than as presently supplied and via facilities supplied either by the municipality in which the Property is located or by local electric service, as may in the ordinary course be modified or replaced by third party providers. In the event Tenant requires additional electric service or other utilities, the installation and maintenance thereof shall be Tenant’s sole obligation, which installation shall be subject to the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided all such work shall be performed in accordance with the provisions of Section 11 hereof. Tenant agrees that in no event shall Landlord be liable for any interruption or delay in providing utilities, facilities, or equipment or other services except if caused by Landlord’s gross negligence or willful misconduct.

7. Use of Leased Premises. Tenant shall use the Premises only for the Permitted Use and for no other purpose or use. Tenant acknowledges that Landlord’s reasonable control of uses under leases and tenancies at the Property is important to maintain the professional quality and attraction of the Property to existing, future and potential tenants.

8. Compliance with Laws. Tenant agrees that no trade or occupation shall be conducted at the Premises or use made thereof which may be unlawful, improper, noisy or offensive to other tenants and their patrons, or contrary to municipal by-law or ordinance, or may unduly tax the capacity of the Building structure or systems. Tenant shall comply with all state, federal and municipal laws, including, without limitation, all building, zoning, health, fire and safety ordinances, by-laws, codes, rules and regulations applicable to the Premises and the operation of Tenant’s business at the Premises (collectively “Applicable Laws”); provided that Tenant shall not be obligated to make any changes to the Building (other than to the Premises), and shall not be responsible for any structural changes to the Premises, unless, in either case, such changes to the Building or Premises are required on account of any change of use of the Premises or Tenant’s Work to the Premises (in all events any such change in use and/or Tenant’s Work remaining subject to Landlord’s approval pursuant to the terms set forth in this Lease). Tenant shall, at Tenant’s sole cost and expense, obtain and maintain in full force and effect during the Term, all licenses, permits and other authorizations required under Applicable Laws to enable Tenant to operate at the Premises for the Permitted Use, except that Landlord shall be responsible for obtaining the Certificate of Occupancy for the Premises, subject, however, to any delay in obtaining the Certificate of Occupancy caused by Tenant’s delay in completing any work to be performed by Tenant and/or installing any of Tenant’s furniture, fixtures and equipment.

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9. Insurance. Tenant shall not permit any use of the Premises which will make voidable any insurance on the Building, the Property or on the contents of the Building, or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. Tenant shall on demand reimburse Landlord for any and all additional insurance costs caused by the Permitted Use or any other Tenant’s use of the Premises.

10. Maintenance.

A. Tenant’s Obligations. Except to the extent required to be performed by Landlord pursuant to Section 10.B below, Tenant shall be responsible at its cost to keep clean and maintain in good condition, the Premises interior and to maintain, repair and replace, as necessary, all Special Systems and other systems, fixtures and equipment installed by Tenant and/or serving only the Premises, reasonable wear and damage by insured casualty only excepted, and whenever necessary, to replace Premises glass damaged by Tenant or damaged on account of Tenant’s use. Tenant’s maintenance of the Premises shall include, without limitation, replacement of light bulbs, paint and carpeting within the Premises, and maintenance, repair and replacement of lighting and other electrical fixtures, kitchen and other plumbing fixtures, if any, within the Premises, Premises doors, locks and windows, and any and all facilities and utilities installed by Tenant and/or serving only the Premises, such as telephone and computer systems, cables and wires and all lines, wires, pipes and ductwork serving Tenant’s Special Systems and/or Special HVAC. Notwithstanding anything set forth herein, in the event Tenant requires any additional or upgraded heating, ventilation and air conditioning (“HVAC”) system, Tenant shall be responsible for installation thereof in accordance with Section 11, and shall be responsible to maintain in good operating condition, and to repair and replace as necessary any such additional or upgraded HVAC systems, including any such systems serving any Specialty Areas and/or Tenant’s local area network, computer systems and other Special Systems, and any other Tenant fixtures or equipment at the Premises which require heating, ventilation or air conditioning exceeding that required for customary office use (“Specialty HVAC”).

Except for Premises Punch-List Items, as described in Exhibit B, which are to be completed after the Term Commencement Date, Tenant acknowledges by taking occupancy of the Premises that on the Term Commencement Date the Premises are then in good order and the glass whole.

Tenant shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. Tenant shall not erect any sign on the Building or otherwise at the Property (including interior signage visible from outside the Premises), except in accordance with Section 25 hereof. Tenant shall use and conduct Tenant’s business at the Premises in such a manner as to assure that no water, noise, fumes, odor or any other condition escapes or is emitted from the Premises that is reasonably asserted to be objectionable by Landlord or other tenants, or which materially interferes with or in any material manner causes damage or nuisance to or upon the Property or any abutting tenant space or common area. The cost to repair damage caused by Tenant, Tenant’s employees, contractors, patrons, guests or invitees and others acting by,

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through or under Tenant (“Tenant Parties”) to the Premises or to other tenant property, the Building and the Property shall be borne by Tenant (subject to limitations set forth in Section 15 hereof). Tenant shall be responsible for emptying, transporting, disposing of, treating, or otherwise dealing with any hazardous, controlled or regulated materials or waste stored or used by Tenant or its guests, employees, invitees, contractors, or agents at the Premises, all of which shall be performed in strict compliance with Applicable Laws.

B. Landlord’s Obligations. Except for repairs caused by Tenant’s misuse (including for this purpose misuse by any Tenant Parties) and except for repairs, maintenance and replacement otherwise required by this Lease to be paid and/or performed by Tenant, Landlord agrees to (i) maintain the structure and roof of the Building together with common areas and facilities and systems serving the Property, including Property HVAC Systems and common plumbing and electrical systems to the entry point to Tenant’s Premises in reasonably good and serviceable condition, more specifically in the same condition as it is at the Term Commencement Date or as it may be put during the Term, reasonable wear and tear, damage by fire and other casualty excepted; (ii) provide heating and cooling to the Premises to maintain it generally to a reasonable temperature that is customarily provided in similar multi-tenant office buildings in the suburban Boston area in which the Property is located during the hours of 8:00 a.m. - 6:00 p.m. on Monday through Friday and 8:00 a.m. - 12:00 p.m. on Saturdays of each week (holidays excluded); (iii) clean the Premises interior by vacuuming carpets, dusting hard surface floors, and emptying normal office refuse from wastebaskets and cleaning common restrooms and restocking common restroom supplies on Monday through Friday of each week (holidays excluded) during the Term; (iv) keep driveways, walkways and parking areas free of snow, ice and other debris and maintain landscaped areas; (v) furnish hot and cold water to Tenant’s sink(s) in the Premises and sanitary sewer service to the common restrooms in the Building; (vi) maintain, repair and replace, as necessary, all electric lines and pipes, ductwork and plumbing lines within the walls, ceiling and floors of the Building to the point of attachment to Tenant’s electric fixtures and plumbing fixtures (including faucets, sinks, and plumbed appliances, as applicable), except that Tenant shall be responsible for such electric and plumbing lines, pipes and ductwork serving any Special Systems and/or Specialty HVAC; and (vii) subject to Section 6 hereof, furnish electric current to overhead lighting and convenience outlets in the Premises. As used herein, the term “Property HVAC Systems” shall mean the HVAC systems servicing the Building, including the Premises, but excluding the Specialty HVAC, if any, and excluding HVAC systems required to be maintained by other tenants at the Property. Landlord shall be given reasonable additional time to perform its agreements under this Lease to the extent third parties contracted for in good faith delay or fail to perform. In no event shall Landlord be required to spend in connection with its repair of insured casualty losses or restoration of eminent domain takings more than the amount of insurance proceeds or taking awards actually received. Landlord shall not be required to restore or replace any alterations which Tenant is, by the terms of this Lease, either entitled to, or may be required to remove upon expiration or early termination of this Lease, and in no event shall Landlord be required to restore or replace any of Tenant’s fixtures or personal property. Landlord shall not be liable for any inconvenience or annoyance to Tenant for injury to the business of Tenant resulting in any way from a taking, fire damage or casualty or occasioned by the repair thereof.

11. Alterations - Additions. Tenant shall not make any structural alterations or additions to the Premises, but may make non-structural alterations provided plans therefor

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prepared and stamped by a licensed architect and/or applicable engineer shall be submitted to Landlord and Landlord consents thereto in writing, which consent for alterations shall not be unreasonably withheld or delayed provided it does not affect the mechanical systems of the Building, or any other tenant space , or the exterior (including windows) of the Building, and does not detract from the continuing utility and structural integrity of the Building or the Property. Landlord’s consent shall not be required for alterations of a purely cosmetic nature (e.g. painting, carpeting, etc.) so long as Tenant provides not less than ten (10) business days notice to Landlord and otherwise complies with the provisions of this Section 11. All permitted alterations shall be at Tenant’s sole expense, shall comply with all applicable Codes and Ordinances and be first class using new and appropriate materials. Tenant shall not permit any mechanic’s or similar lien to be placed upon the Premises or the Property for labor or materials furnished to Tenant or claiming to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant, and Tenant shall cause any such lien to be released of record within seven (7) days without cost to Landlord. All fixtures, alterations and improvements made by Tenant to or at the Premises shall become the property of Landlord at the termination of Tenant’s occupancy or, if requested by Landlord, shall be removed by Tenant at Tenant’s cost and the Premises restored at the end of Tenant’s occupancy. Tenant shall indemnify Landlord and hold it harmless for all loss, cost, damage and expense, including without limitation, attorneys’ fees incurred by Landlord resulting from or relating to Tenant’s alterations and additions.

12. Assignment - Subleasing.

A. Tenant shall not assign, sublet or otherwise license the whole or any part or use of the Premises nor otherwise permit the use or occupancy of all or any of the Premises by other than the Tenant signing this Lease without Landlord’s prior written consent, which consent shall be determined consistent with the Permitted Use and based upon Landlord’s determination of the business plan, adequacy of financial condition and clear business history of the proposed assignee, sublessee, licensee or user. In the event of a proposed assignment, financial statements, supporting data and credit references of the proposed assignee and its majority principals requested by Landlord shall be delivered to Landlord, and Landlord will not unreasonably withhold, condition or delay its consent provided, however, Landlord may withhold its consent for reasonable cause or if the proposed assignee’s creditworthiness, financial condition or business history is not reasonably satisfactory to Landlord, or if the proposed assignment, subletting or licensing is otherwise not in compliance with the terms of this Section 12. Notwithstanding such consent, Tenant shall remain liable to Landlord for the payment of all rent and for the full performance of all agreements, covenants and conditions of this Lease required of Tenant. Transfer of more than 49% of the ownership or control of Tenant’s business shall constitute an assignment. No assignment or subleasing shall be permitted unless the Yearly Fixed Rent to be paid by the proposed assignee or sublessee is at least equal to the Yearly Fixed Rent payable by Tenant to Landlord hereunder, except that Tenant may allow a customary then market rental concession not exceeding three (3) months. Notwithstanding the foregoing, at Tenant’s request, so long as Landlord does not then have available comparable size space (within fifteen percent (15%) more or less of the space proposed to be sublet) in the Building, the proposed sublet Yearly Fixed Rent will be not less than Twenty-Four ($24,00) Dollars per square foot (provided Tenant may allow a customary then market rental concession, not exceeding three (3) months if the sublease is for a period less than four (4)

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years, and not exceeding six (6) months if the sublease is for a period in excess of four (4) years). In the event of an assignment or subleasing, fifty (50%) percent of the excess of the rent and other compensation collectible by Tenant over the sum of (i) the Yearly Fixed Rent and Additional Rent due from Tenant under this Lease, and (ii) the reasonable expenses of Tenant in connection with said assignment or subleasing (including brokerage fees, legal fees, improvement costs and/or allowances and review fees/expenses payable to Landlord) amortized over the term of the assignment or sublease, shall be remitted to Landlord as Additional Rent as and when first received by Tenant; and, to the extent a sublease is for less than all the Premises, then the foregoing determination shall be based on a proportional square foot calculation by Landlord. Tenant shall not solicit any other tenant or occupant in the Building or their affiliates (“Building Occupant”) for the letting of all or any portion of the Premises as a sublessee, assignee or otherwise, provided, however, in the event a Building Occupant approaches Tenant for the purpose of subletting all or any portion of the Premises (the “Sublease Space”), Tenant shall immediately notify Landlord of the Building Occupant’s interest (“Sublet Interest Notice”) to enable Landlord to itself negotiate with the Building Occupant to enter into a lease for the Sublease Space directly with Landlord on terms and conditions acceptable to Landlord in its sole discretion. In the event Landlord intends to negotiate or is able to enter into a direct leasing arrangement with the Building Occupant with respect to the Sublease Space, Landlord shall so notify Tenant within sixty (60) days after Landlord’s receipt of the Sublet Interest Notice from Tenant, and in such event, within thirty (30) days after Landlord’s written request therefor, Landlord and Tenant will enter into an early termination agreement with respect to the Sublease Space on terms mutually acceptable to Landlord and Tenant, and Tenant shall vacate the Sublease Space and leave it in the condition required for surrender under the terms of the Lease, unless otherwise agreed by Landlord. In the event Landlord has not notified Tenant that Landlord has or intends to enter into a direct leasing arrangement for the Sublease Space with the Building Occupant within sixty (60) days after receipt of the Sublet Interest Notice from the Tenant, or if Landlord notifies Tenant that it has elected not to negotiate directly with the Building Occupant with respect to the Sublease Space, then Tenant shall have the right to enter into a sublease agreement directly with the Building Occupant for the Sublease Space, provided Tenant otherwise complies with the terms of this Section 12. No request for transfer, assignment or sublease will be considered unless written assurances reasonably satisfactory to Landlord are received to assure Landlord that it will be reimbursed its reasonable third party costs incurred in connection with the processing of Tenant’s request, including reasonable legal fees, whether or not consent is ultimately forthcoming.

B. Landlord shall consent to an assignment or sublease to an Affiliate (as herein defined) of the Tenant named herein within seven (7) days after satisfaction of the following conditions precedent: (i) Tenant is not in default under this Lease, nor would be in default but for the giving of notice or the passage of time or both; (ii) Tenant and the Affiliate comply with the other provisions of this Section 12; (iii) Tenant has provided Landlord with thirty (30) days’ advance written notice (“Affiliate Assignee Notice”) of such proposed assignment or sublease together with Tenant’s certification and documentation that the assignment or sublease is in fact to an Affiliate and complies with the provisions of this subsection 12.B.; and (iv) in the event of an assignment, each of Tenant and the Affiliate (if they remain separate entities, otherwise the surviving company in the event of a merger) shall have a clear credit history and a net worth at least comparable to Tenant as of the date of this Lease (“Financial Condition Requirement”). An “Affiliate” shall mean an entity into or with which

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Tenant is merged or consolidated; or to which substantially all of Tenant’s assets are transferred; or which controls or is controlled by Tenant or is under common control with Tenant. Notwithstanding the foregoing, a so-called “spin-off or other series of assignments or subleasing to entities which individually would be Affiliates, but which taken together are intended to circumvent the intent of this subsection 12.B., shall not be permitted.

13. Subordination and Estoppel.

A. This Lease shall be automatically subject and subordinate to any and all mortgages, ground leases and other instruments in the nature of a mortgage or ground lease now or at any time hereafter a lien on the Property without requiring any writing by Tenant. Tenant shall, when requested, promptly (but not later than ten (10) days after request) execute and deliver such written instruments as may be requested by Landlord to confirm the subordination of this Lease to mortgages, ground leases or other instruments in the nature thereof. Should Tenant fail to execute, acknowledge and deliver such instruments within ten (10) days after Landlord’s written request, Tenant hereby appoints Landlord and its successors and assigns, as Tenant’s irrevocable attorney-in-fact to execute, acknowledge and deliver any such instrument for and on behalf of Tenant. With respect to mortgages and other instruments in the nature thereof executed after the Term Commencement Date, the foregoing subordination is expressly conditioned upon Tenant reserving the right to continued occupancy of the Premises in accordance with the terms of this Lease for so long as Tenant is not in Default hereunder notwithstanding any mortgage foreclosure or termination of ground lease. Landlord shall request a non-disturbance agreement from Landlord’s current mortgagee and/or ground lessor.

B. Tenant agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord upon any foreclosure of any mortgage upon the Property or upon the execution of any deed in lieu of such foreclosure in respect of such mortgage, on the condition that such successor in interest does not disturb any of the rights of the Tenant under this Lease, so long as Tenant is not in Default hereunder.

C. Within ten (10) days after request by Landlord, Tenant will promptly complete and sign an estoppel certificate in form requested by Landlord to confirm the status of this Lease. Failure of Tenant to timely sign and complete the required estoppel shall, at Landlord’s election, be a Default under this Lease and, in all events, Landlord shall then be authorized to sign the estoppel certificate as Tenant’s agent and the information therein shall be binding upon Tenant provided it is signed by Landlord in good faith.

14. Landlord’s Access. Landlord and its agents may, at reasonable times, enter the Premises to (i) view the Premises and remove placards and signs materially visible from outside the Premises not approved by Landlord, (ii) make repairs and alterations as Landlord reasonably determines, and (iii) show the Premises to its lender(s) and insurers and at any time within nine (9) months before the expiration of the Term to show the Premises to tenant prospects. Tenant shall give Landlord keys or other lock access to the Premises to be used only for emergency purposes. Tenant shall not add to, or change any Premises locks without obtaining Landlord’s prior written consent and giving Landlord keys thereto. Landlord’s access to the Premises for the purposes referenced above and for routine maintenance shall minimize interference with Tenant’s business, and when possible be upon reasonable prior notice to Tenant, and if notice is not able to be given in advance, notice shall promptly be given to Tenant after Landlord’s entry in an emergency.

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15. Indemnification and Liability. Tenant shall save Landlord harmless and indemnified from any nuisance made or suffered on or from the Premises unless such loss is caused by the negligence of Landlord. Landlord shall not be liable to Tenant, Tenant’s employees, patrons or guests, or any other parties for damage to Tenant’s equipment, fixtures, inventory or other assets or goodwill or for any other consequence resulting or caused by Landlord’s failure to perform any of its obligations under this Lease unless such failure is caused by Landlord’s negligent acts or omission. In no event shall Landlord be liable for any indirect or consequential damages. Landlord’s responsibility and liability with respect to services to be performed under this Lease by Landlord shall be limited to costs of repair and labor to effect repair and/or performance. Performance by Landlord under this Lease shall be excused or delayed by causes beyond Landlord’s reasonable control which shall include, without limitation (a) Acts of God, (b) action or inaction by Tenant or its employees, patrons, contractors, guests, licensees or others for whom Tenant may be responsible, (c) failure of parties with whom Landlord has contracted, (d) inability to obtain supplies, materials or labor, (e) interruption of utilities services, and (f) similar conditions.

Landlord and Tenant release each other from any claims and demands of whatever nature for damage, loss or injury to the Property or to the other’s property in, on or about the Premises and the Property that are caused by or result from risks or perils insured against under any property insurance policies required by the Lease to be maintained insuring Landlord at the time of any such damage, loss or injury. If required by the terms of their respective insurance policy(ies), Landlord and Tenant shall cause their insurers to waive any right of recovery by way of subrogation against either Landlord or Tenant in connection with any property damage covered by any such policies. Notwithstanding the foregoing, Tenant is responsible for the cost of repair and reconstruction of all damage and casualty losses caused by Tenant or Tenant Parties within the Premises, provided, however, in the event of damage or casualty caused by Tenant or Tenant Parties affecting the Building outside the Tenant’s Premises, Tenant’s liability shall be limited to the limits of Tenant’s liability insurance coverage (not less than Six Million ($6,000,000.00) Dollars), plus any deductible paid by Landlord.

16. Tenant and Landlord Insurance. Tenant acknowledges that Tenant shall bear the sole risk of loss to its own leasehold improvements (whether existing within the Premises prior to the Lease Execution Date or added to the Premises by Landlord or Tenant), equipment, inventory, and other personal property within the Premises, and Landlord shall have no responsibility for loss or damage thereto. Tenant shall maintain with respect to the Premises and the Property (i) casualty insurance covering all of Tenant’s leasehold improvements, equipment, inventory and other personal property of Tenant; and (ii) commercial general liability insurance naming Landlord as additional insured in the amount of not less than $1,000,000.00 per occurrence and $2,000,000.00 general aggregate for bodily injury and property damage liability written with a Best’s A-1 rating or better. Tenant shall deposit with Landlord certificates for such insurance at or prior to the Term Commencement Date, and thereafter not later than thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall confirm that such coverage will not be canceled without at least twenty (20) days prior written notice to Landlord. If Tenant fails to deliver evidence of the required insurance coverages

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continuing during the term of this Lease, Landlord may at its election, obtain coverage on behalf of Tenant and Tenant shall promptly reimburse Landlord therefor. To the extent Tenant’s use of the Premises is such that Landlord may reasonably incur greater risk of liability, Landlord may require an increase to Tenant’s liability coverage.

Throughout the Term, as part of Operating Costs, Landlord shall maintain, with responsible companies qualified to do business in the Commonwealth of Massachusetts, insurance on the Building covering the same against fire and other casualty under an “all-risk” policy, at its full replacement cost.

17. Fire Casualty-Eminent Domain. In the event a substantial portion of the Building is damaged by fire or other casualty or is taken by eminent domain, Landlord may at any time thereafter elect to terminate this Lease. When such fire, casualty or taking renders the Premises substantially unsuitable for its intended use, a just and proportionate abatement of rent shall be thereupon made until the Premises are restored to a condition substantially suitable for their intended use (but without obligation to restore any Tenant installed furniture, fixtures or equipment), and Tenant may elect to terminate this Lease if (a) Landlord fails to give written notice within forty-five (45) days of its intention to restore the Premises, substantially to their prior condition, or (b) at Tenant’s request, Landlord fails to provide reasonable assurance that the Premises is reasonably capable of being restored within nine (9) months after such fire, casualty or taking; or (c) Landlord fails to restore the Premises to a condition substantially suitable for their intended use by Tenant within nine (9) months after such fire, casualty or taking.

Landlord reserves, and Tenant grants to Landlord, all rights Tenant may have for damages or injury to the Premises for any taking by eminent domain except for damage to Tenant’s fixtures, property, or equipment and compensation for Tenant’s relocation costs obtained by separate award to Tenant.

18. Default. Each of the following shall be a “Default” or an “Event of Default” by Tenant under this Lease;

(a) (i) Failure of Tenant to pay when due any installment of Yearly Fixed Rent, Additional Rent or any other sum payable by Tenant under this Lease within ten (10) days after the date due, provided, however, not more than twice (2x) during any consecutive twelve (12) month period, Tenant shall have the right to cure such failure within ten (10) days after written notice to Tenant; or (ii) failure of Tenant to comply with the insurance requirements of this Lease as set forth in Section 16 hereof; or (iii) failure of Tenant to timely comply with the requirements of this Lease to deliver subordination and non-disturbance agreements and estoppel certificates within the time periods required by Section 13 hereof; or

(b) Failure of Tenant to observe or perform any of Tenant’s covenants, agreements, or obligations required by this Lease (other than as set forth in Section 18(a) above) unless that failure is corrected or fully cured by Tenant within fifteen (15) days after written notice provided, however, if such failure cannot reasonably be cured within such 15 day period, Tenant shall have such additional time (not to exceed sixty (60) days in the aggregate) as may be reasonably necessary to cure such failure, provided that Tenant commences the cure within such 15 day period and thereafter prosecutes and completes the cure with due diligence and dispatch

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provided, however, the foregoing sixty (60) day period may be extended for an additional thirty (30) days, if necessary, provided Tenant gives written notice to Landlord specifying the actions Tenant is taking to cure such default, there has been and in Landlord’s reasonable judgment there is not likely to be, any additional loss or liability to Landlord on account of such delay, and such default is diligently thereafter pursued to completion. Notwithstanding the foregoing, there will be no notice or grace period with respect to defaults which are committed by Tenant in bad faith or with malicious intent, except that if such default is committed by other than an officer, director, or management staff of Tenant, Tenant shall have a period of twenty-four (24) hours after notice to cure the default, except that if the default cannot reasonably be cured within such twenty-four (24) hour period, Tenant shall have such additional time as may reasonably be required, not to exceed ten (10) days, so long as Tenant has commenced the cure within such twenty-four (24) hour period, and thereafter prosecutes and completes the cure with diligence and dispatch; and with respect to other non-payment defaults, if the same default occurs more than once in any 12 month period, the cure period will be limited to 15 days; or

(c) If Tenant or any guarantor of Tenant’s agreements hereunder shall file a petition under any bankruptcy, insolvency or similar law; or if any such petition shall be filed against Tenant or any guarantor and is not dismissed within thirty (30) days after filing; or if Tenant or any guarantor is declared bankrupt or insolvent according to law; or if any assignment shall be made of any of Tenant’s or any guarantor’s assets for the benefit of creditors.

Upon the occurrence of an Event of Default by Tenant, Landlord shall have the right, but not the obligation, to then immediately re-enter and take complete possession of the Premises and declare the Term ended and remove Tenant’s effects, and exercise any other rights and remedies available to Landlord at law or in equity, in all cases without prejudice to any other remedies Landlord may thereafter assert to enforce its rights hereunder. Tenant shall indemnify Landlord against all loss of rent and other costs or liabilities which Landlord may incur by reason of such termination during the period which, but for that termination, would have been the remainder of the Term. If Tenant shall Default, Landlord, without being under any obligation to do so and without thereby waiving the Default, may pay such sums or take such actions as would be reasonably required to remedy that Default for the account and at the expense of Tenant, however, that remedy shall not be construed as a cure by Tenant. If Landlord makes any expenditure or incurs any obligation for the payment of money in connection with this Lease including but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding applicable to Tenant’s use of the Premises or applicable to any Tenant obligation under this Lease, such sums paid or obligations incurred together with interest thereon at the Default Rate, shall be paid to Landlord by Tenant as Additional Rent within ten (10) days after demand therefor. Tenant shall pay all Landlord’s costs, including reasonable attorney’s fees, in enforcing, defending, collecting and/or interpreting Landlord’s rights hereunder, within ten (10) days after demand therefor.

In addition to the foregoing, in the event of a Default by Tenant resulting in Landlord’s termination of this Lease, the following shall apply: upon Default and termination of the Lease, Tenant shall pay Landlord the following sums: (i) within seven (7) days after being invoiced therefor, the total of all amounts then due from Tenant under this Lease, and (ii) within twenty-one (21) days after Tenant’s receipt of an invoice therefore (“Termination Invoice”), the total of Yearly Fixed Rent and Landlord’s estimate of Additional Rent and other charges which may

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become due under this Lease through the end of the period which, but for the termination, would have been the remainder of the Term, plus interest through the date of payment of these amounts and costs of collection, present valued using an eight (8%) percent annual discount factor for sums paid in advance (sums described in clauses (i) and (ii) above are sometimes herein collectively called “Termination Rent”). At Tenant’s option, by written notice to Landlord, Tenant will have the right to pay the Termination Rent in installments of twenty-four (24) months (or the remainder of the Term if less than twenty-four (24) months) each, in advance, commencing ten (10) days after receipt of the Termination Invoice and on each second anniversary thereafter, provided that if any installment of Termination Rent is not paid when due, then the entire balance of the Termination Rent shall be immediately due and payable, with interest at the rate of twelve percent (12%) per annum until paid in full. In the event Tenant elects to pay the Termination Rent in installments, then the amount thereof shall be calculated without using the present value adjustment. Provided Tenant timely otherwise pays and performs its obligations under this Lease including, without limitation, payment of the Termination Rent, the rent Landlord collects for the Premises from a replacement tenant for the balance of the period which, but for the termination would have been the remainder of the Term, after deducting all leasing costs, brokerage commissions and improvement costs incurred by Landlord for the replacement lease, shall be remitted to Tenant if, as and when received by Landlord, up to but not exceeding, the amount paid by Tenant as Termination Rent. Landlord at Landlord’s option may make such alterations, repairs, replacements and decorations at the Premises as Landlord in Landlord’s sole judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not operate or be construed to release Tenant from liability hereunder. Landlord shall in no event be liable in any way for the failure or refusal to re-let the Premises or any parts thereof, nor shall such failure or refusal of Landlord to re-let the Premises release or affect Tenant’s liability for damages provided, however, Landlord agrees to use good faith, commercially reasonable efforts to re-let the Premises on terms and conditions acceptable to Landlord in its sole discretion. Further, if the Premises are re-let, Landlord shall in no event be liable in any way for the failure to collect the rents due under such re-letting, provided that Landlord acts in good faith. This Section shall survive the expiration or earlier termination of this Lease.

In addition to all other rights and remedies of Landlord, upon the occurrence of an Event of Default by Tenant, Landlord shall have the right, but not the obligation, to perform such Tenant obligations as would be necessary to remedy any Default including the right to enter upon the Premises to do so. Landlord shall, as a courtesy only, notify Tenant of its intention to perform such obligation, and in the event of a failure by Tenant to perform an obligation required of Tenant by this Lease but which Landlord determines constitutes an emergency threatening imminent injury to persons or damage to property, Landlord shall have the right, but not the obligation, to enter upon the Premises after giving Tenant such notice, if any, as Landlord is reasonably able to provide, or if prior notice is not reasonably able to be provided, to give notice promptly after such entry. Notwithstanding the foregoing, such performance by Landlord shall not be deemed to cure Tenant’s Default, and Tenant shall reimburse Landlord for all costs, including reasonable attorney fees, incurred by Landlord in connection therewith, with interest at the Default Rate on all amounts not paid within seven (7) days after demand.

19. Notices. Notices from Landlord to Tenant under this Lease shall be deemed duly served if left at the Premises. Notices hereunder shall also be deemed duly given from and after

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such time as (i) they are deposited with the U.S. Mail for delivery via certified mail, return receipt requested, postage prepaid, (ii) deposited for overnight delivery with a national courier with delivery tracking service such as FedEx, or (iii) by in-hand delivery to Tenant or Landlord at his/their/its Initial Address on the Reference Data Pages hereof, or at such replacement address as may from time to time be given in writing. A courtesy copy of any default notices sent to Tenant shall also be sent to Foley Hoag LLP, 155 Seaport Boulevard, Boston, MA 02210, Attn: Gil Arie, Esq.

20. Surrender. At the expiration or other termination of this Lease, Tenant shall (i) remove all Tenant’s goods and effects, but including only those fixtures, furnishings and articles of personal property which are not any part of the heating, ventilation, air conditioning, electric or plumbing systems not approved in advance for removal by Landlord from the Premises and repair all damage caused by such removal, (ii) at Landlord’s election under Section 11 above remove Landlord-designated articles and fixtures added to the Premises by Tenant, and (iii) restore the Premises to its condition at the Term Commencement Date, or such better condition as the Premises may have thereafter been placed, reasonable wear and damage by insured casualty loss only excepted. Notwithstanding the foregoing, Tenant shall not be required to make any structural changes to the Building to accomplish the foregoing unless the same has been made by Tenant with Landlord’s consent. Title to all fixtures and additions required by this Lease to remain at the Premises at the end of the Term shall vest in Landlord free from any claim by Tenant or any party claiming through Tenant. At termination of this Lease, Tenant shall deliver to Landlord full possession of the Premises, and all keys and locks thereto, in the condition required above. In the event of Tenant’s failure to remove any of Tenant’s property from the Premises, same shall be considered to have been abandoned by Tenant (and its subtenants), and Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk and expense of Tenant, to (a) remove and store any of that property at Tenant’s expense, or (b) retain Tenant’s property under Landlord’s control, or (c) without further accounting to Tenant, sell at public or private sale, without notice, any or all of Tenant’s property not so removed and to apply the net proceeds of such sale to the payment of any sum due from Tenant hereunder, or (d) to otherwise remove, discard or destroy such property, without liability or accounting to Tenant or its subtenants.

21. Brokerage. If a Broker is listed and identified in the Reference Data Page(s) of this Lease, Tenant represents that Tenant was not shown the Premises nor has Tenant entered this Lease on account of the efforts of any party who may claim a commission or payment therefor other than the Broker, and if any party other than the Broker claims the right to be paid a commission or other payment on account of that party having introduced Tenant to the Premises, Tenant shall promptly pay same. Landlord shall be responsible for the commission payable to the Broker listed in the Reference Data Page of this Lease.

22. Landlord Improvements-Condition of Premises. Tenant acknowledges that it is leasing the Premises in its “AS-IS” condition, and if applicable, as improved only by and with the improvements listed on Exhibit B hereto annexed. Any additions or improvements required to the Premises on account of Tenant’s particular business or operating requirements shall be provided, paid for and maintained by Tenant.

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23. Extension. If one or more Extension Terms is/are included on the Reference Data Pages of this Lease, Tenant (the original Tenant signatory hereto only for its own use) shall have the right to extend the Term to include such Extension Term(s) by giving written notice to Landlord of its intent to extend on or before that date which is nine (9) months prior to the end of the then current Term (the “Extension Notice Date”). Yearly Fixed Rent for the applicable Extension Term shall be the Extension Term Yearly Fixed Rent for each twelve (12) month period of the Extension Term with monthly payments equal to one-twelfth of the Extension Term Yearly Fixed Rent. Tenant shall also pay Additional Rent during the Extension Term as required for the Initial Term. During any Extension Term, all other terms and conditions of this Lease shall remain in full force and effect except that the Yearly Fixed Rent shall be determined as set forth on Exhibit D hereof and there shall be no further right to extend after the final Extension Term. Tenant’s right to extend the Term of this Lease is expressly conditioned upon Tenant having then maintained its payment and performance obligations under this Lease current and without any Event of Default through the Term as then in effect, and except for transfers to an Affiliate as defined in Section 12.B. hereof, the Lease not having been assigned, nor more than forty (40%) percent of the Premises sublet or otherwise licensed for use and occupancy. Failure of Tenant to give written notice on or before the Extension Notice Date shall be deemed a waiver of Tenant’s right to extend the Term for the Extension Term.

24. Landlord Liability and Default. The obligations of the Landlord hereunder shall be binding upon Landlord and each succeeding owner of the Property hereunder only during the period of such ownership, and Landlord and each succeeding owner shall have no liability whatsoever except for its obligations during each such respective period. Landlord shall not be liable to Tenant or any other party for so long as Landlord acts in good faith and diligently commences and seeks to obtain performance of the requirements of Landlord under this Lease. Landlord’s liability under this Lease shall be limited to specific performance of the asserted breach, and in no event shall Landlord be liable for consequential, punitive or indirect damages. Further, recourse against Landlord under or on account of this Lease shall be limited to the Landlord’s interest in the Property; in no event may Tenant or any other party seek or obtain recourse to or from the assets of any manager, member, trustee, beneficiary or partner of Landlord or any employee, trustee, beneficiary, partner, officer, director, shareholder, manager or member of Landlord, or any of its members, managers, trustees, beneficiaries, managing agents or any of their respective successors and assigns.

Landlord shall not be deemed in default under this Lease nor shall Tenant have any cause of action against Landlord under this Lease unless and until Landlord receives written notice from Tenant detailing the asserted Landlord breach, and that breach continues without cure for fifteen (15) days or such additional time as is required to effect cure provided Landlord has then commenced and thereafter reasonably diligently pursues cure. Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.

25. Signage. Tenant shall be listed on the Building’s exterior marquee and on all interior Building directories. Landlord shall provide a suite placard (consistent with Landlord’s signage program at the Property) identifying Tenant’s Premises. In addition, at the option of Tenant, Tenant shall at its sole cost and expense be permitted to install an exterior company nameplate on the Building at a location on the exterior of the Building determined by Landlord

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and acceptable to Tenant, the design (backlit being acceptable), sizing (18” tall letters being acceptable) and construction of which to be approved in advance by Landlord. Tenant’s exterior company nameplate shall: (i) comply with all applicable codes and ordinances; (ii) be maintenance in first-class condition by Tenant at its sole cost and expense; and (iii) at the end of the Lease Term be removed by Tenant at its sole cost and expense with any damaged caused thereby restored. Landlord makes no representation as to whether or not the City of Newton will allow Tenant to install the foregoing signage.

26. Quiet Enjoyment. Subject to Tenant timely performing and fulfilling its agreements and obligations under this Lease including, but not limited to, the timely payment of Yearly Fixed Rent and Additional Rent, Tenant shall be entitled to lawfully, peaceably and quietly have, hold, occupy and enjoy use of the Premises subject to the terms of this Lease, without hindrance or ejection by Landlord or any persons lawfully claiming through or under Landlord.

27. Tenant Holdover. If, (i) Tenant’s occupancy of the Premises continues beyond the Expiration Date or the earlier termination of this Lease (a “Holdover Period”), or (ii) Tenant fails to surrender the Premises to Landlord and fails to remove and restore as required by this Lease at the end of the Term or earlier termination of this Lease, then the time taken for Landlord to take possession and effect such surrender and restoration shall be deemed a holdover by Tenant for the Holdover Period on the following terms: Tenant shall be then deemed a month-to-month, tenant-at-will and otherwise on the same terms and conditions and including the same Tenant’s payment and performance obligations as applicable immediately prior thereto; Tenant’s payment obligations for a Holdover Period shall include, without limitation, Yearly Fixed Rent and Additional Rent payable monthly in advance, Tenant shall be responsible for the same surrender provisions as applicable at the end of the Term, and Tenant shall be obligated to pay such increases in monthly Fixed Rent as Landlord gives Tenant at least seven (7) days prior written notice. Notwithstanding the foregoing, if Landlord has not agreed in writing in advance to a Holdover Period, Tenant’s continued possession shall be as an unauthorized licensee at 150% of the last prior Fixed Rent for the first sixty (60) days and 200% thereafter. The foregoing shall not be construed to obligate Landlord to make available any holdover rights to Tenant initially or thereafter on a continuing basis subsequent to the Expiration Date or earlier termination of this Lease.

28. Recognition for Tenant. If Tenant or Tenant’s lender requests any agreement, recognition or acknowledgment of the status or priority of their rights as a lender to Tenant with respect to interests in Tenant’s assets or property or any other document which in the reasonable opinion of Landlord requires review by Landlord’s counsel, Tenant shall pay Landlord’s reasonable counsel fees. Landlord shall have no obligation to enter any such agreement which expands its risks or obligations beyond the giving of notice to one additional party of an Event of Default and Landlord’s actions to terminate on account thereof.

29. Environmental Hazards. Tenant agrees to conduct its business from the Premises in compliance with the laws, ordinances and regulations and such as to assure and provide for the proper and safe purchase, storage, use and disposal of materials which may be classified as being “hazardous”. Tenant shall hold Landlord harmless and indemnified from and against any and all claims, demands, liability, damages, judgments, costs and expenses arising on account of any

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failure by Tenant to comply with the provisions of this Lease governing the purchase, use, storage and disposition of “hazardous” materials, materials which may become “hazardous” and any equipment utilizing “hazardous” materials or substances. With respect to materials handling and storage at the Premises which may have an environmental impact upon the Property or its occupants or invitees, Tenant agrees to implement such procedures and policies as Landlord reasonably requests for safety purposes. In no event shall Tenant deposit regulated or “hazardous” materials in any Property trash receptacle, and Tenant shall be responsible to separately arrange and pay for its own safekeeping and disposal of all such materials requiring separate disposition.

30. Additional Right of Landlord Cure. In an Event of Default by Tenant, Landlord shall have the right, but not the obligation, to perform such Event of Default including the right to enter upon the Premises to do so. Landlord shall, as a courtesy only, notify Tenant of its intention to perform such obligation, and in the Event of a Default by Tenant to perform an obligation required of Tenant by this Lease but which Landlord determines constitutes an emergency threatening imminent injury to persons or damage to property, Landlord shall have the right, but not the obligation, to perform such obligation of Tenant, including the right to enter upon the Premises to do so, after giving Tenant such notice, if any, as Landlord is reasonably able to provide.

31. Waivers, Consents and Amendments. Landlord shall not be deemed to have: waived, obligated itself to defer, consented to or granted any postponement to or for Tenant’s performance of its obligations under this Lease, unless and until an agreement in writing for such waiver, deferral, consent or postponement has been signed by Landlord. Further, no postponement or delay by Landlord in pursuing collection and/or enforcement of Tenant’s obligations under this Lease shall either excuse Tenant’s subsequent and/or continuing responsibility therefor, whether with respect to prior, then current or future such obligations. No modification or amendment to this Lease shall be valid or binding unless and until in writing and signed by the party against whom enforcement therefor may be sought.

32. Other Provisions.

A.	If in the conduct of Tenant’s business from the Premises Landlord reasonably determines that Tenant’s refuse exceeds normal office use, Tenant shall pay that excess cost as Additional Rent.

B.	Intentionally omitted.

C.	Tenant shall abide by all rules and regulations adopted by Landlord from time to time provided they are uniformly applicable to all tenants similarly situated at the Property.

D.	No other agreements or representations have been made by either party except as expressly contained in this Lease.

E.	All Exhibits and any Riders hereto must be signed or initialed by Landlord and Tenant.

F.	Recording of this Lease or a copy of this Lease shall be a Default; however, if the Term of the Lease including any Extension Term is seven (7) years or longer, Landlord agrees, at Tenant’s request, to enter a Notice of Lease in form acceptable to Landlord for recording at Tenant’s cost.

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G.	The covenants and agreements of Landlord and Tenant shall be binding upon and inure to the benefit of each of them and their respective heirs, administrators, successors and assigns, subject to Landlord’s consent to any such assignment by Tenant. No covenant, agreement or liability of any one party as Landlord, shall be binding upon another owner of the Property except for defaults occurring or incurred during such owner’s period of ownership of the Property.

H.	For all purposes, Tenant and all Guarantors of Tenant’s performance under this Lease hereby agree and consent that jurisdiction for any litigation with respect to this Lease and/or enforcement or compliance by or against any of the parties shall be exclusively commenced and processed within the State Courts of the Commonwealth of Massachusetts. For all purposes, rules applicable to addresses for service of process for Landlord, Tenant and/or Guarantors shall be as required under the Notice provisions of this Lease set forth in (Section 19) above.

I.	If Tenant is more than one person or party, Tenant’s obligations shall be joint and several for each. Unless repugnant to the context, the term, “Landlord” and “Tenant” mean the person or persons, natural or corporate, named above as the Landlord and Tenant respectively, together with their respective heirs, executors, administrators, successors and assigns, subject to Landlord’s consent to any Tenant assignment.

J.	The headings herein contained are for convenience and shall not be construed a part of this Lease. The sections and definitions on the Reference Data Pages are an integral and substantive part of this Lease.

K.	This Lease shall be construed under and be governed by with the laws of the Commonwealth of Massachusetts.

L.	Tenant represents and warrants that Tenant is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and the person executing this Lease on behalf of Tenant has full right, power and authority to execute and deliver this Lease, and upon such execution and delivery, this Lease shall be binding upon Tenant. Simultaneously with the execution hereof, Tenant shall deliver to Landlord a certificate issued by the Secretary of State of the Commonwealth of Massachusetts evidencing that Tenant is legally existing and in good standing under the laws of the Commonwealth of Massachusetts, and, unless this Lease is executed by Tenant’s President and Treasurer, together with a Secretary’s Certificate or Board of Directors vote evidencing Tenant’s authority to enter into this Lease and the identity of Tenant’s officer’s authorized to execute this Lease.

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M.	If any provision of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected. The enumeration of specific examples of a general provision shall not be construed as a limitation of the general provision.

N.	This Lease is executed as a sealed instrument and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy. Time is of the essence of the obligations of the parties to be performed within a specific time frame in this Lease.

O.	No payment by the Tenant or acceptance by the Landlord of a lesser amount than shall be due the Landlord from the Tenant shall be deemed to be anything but payment on account, and the acceptance by the Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon a letter accompanying said check, that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and the Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy.

P.	Tenant and Landlord hereby waive, to the fullest extent permitted by law, any present or future right to trial by jury in any action or proceeding relating directly or indirectly to or arising out of this Lease or in any manner relating to the Premises, the Building or the Property. This waiver of right to trial by jury is given knowingly and voluntarily by Landlord and Tenant.

Q.	Tenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business (“OFAC List”). Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant’s identity or to comply with any applicable legal requirement.

R.	The obligations of Tenant under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the personal assets of, any of its directors, officers, partners, beneficiaries, members, stockholders, employees, or agents. Except for damages incurred by Landlord as a result of Tenant’s holdover after the expiration of the Term, in no case shall Tenant be liable to Landlord hereunder for any form of special, indirect or consequential damages.

[END OF TEXT – SIGNATURE PAGE FOLLOWS]

Landlord Initial Tenant Initial

This Lease, including the attached Exhibit(s) and Rider, is signed as of the Execution Date as an instrument under seal.

LANDLORD:		TENANT:

WELLS 60 REALTY LLC		CYBER-ARK SOFTWARE, INC.
By:	Intrum Corp., Manager

By:	/s/ Randy A. Goldberg	By:	/s/ Ehud Mokady
	Randy A. Goldberg, President		Ehud Mokady, President
duly authorized

		By:	/s/ Suzy Peled-Spigelman
Suzy Peled-Spigelman, Director of
Finance, duly authorized

Landlord Initial Tenant Initial

LEASE RIDER

The following provisions are added to and incorporated within this Lease. To the extent of any inconsistency between this Rider and the other Lease provisions, the terms of this Rider shall prevail.

33. Expansion Right of First Offer. In the event either Suite 102 including approximately 6,546 rentable square feet located immediately adjacent to the Premises in the Building or Suite 100A including approximately 3,002 rentable square feet located across from the Premises in the Building (“Qualified Expansion Space”) becomes available during the Initial Term, and Landlord intends to market the Qualified Expansion Space to third parties, Landlord shall so notify Tenant (“Market Notice”) which Market Notice shall include the general terms and conditions, including the proposed Yearly Fixed Rent under which Landlord intends to market the Qualified Expansion Space. Tenant shall then have a one (1) time right of first offer to lease the Qualified Expansion Space upon the same terms and conditions set forth in the Market Notice, except that the Yearly Fixed Rent payable by Tenant for the Qualified Expansion Space shall be ninety-five percent (95%) of the Yearly Fixed Rent that Landlord intends to market to third parties. Tenant may exercise its right to lease the Qualified Expansion Space by giving written notice of its intention to do so (“Lease Notice”) within seven (7) business days after Tenant’s receipt of the Market Notice. If Tenant does not deliver the Lease Notice to Landlord within seven (7) business days after receipt of the Market Notice, or if for any reason other than Landlord’s delay or failure to negotiate in good faith, Tenant does not enter into an amendment to this Lease incorporating the Qualified Expansion Space into the Premises on the terms set forth in the Market Notice within ten (10) days after Tenant’s receipt of a draft amendment from Landlord, then Tenant’s right to lease the Qualified Expansion Space described in the Market Notice shall be deemed waived in its entirety, and Landlord shall thereafter be permitted to rent the Qualified Expansion Space free from this Expansion Right of First Offer (“ROFO”) and without any further obligation to Tenant. Notwithstanding the foregoing, Landlord will re-offer the space, one-time only, to Tenant under the foregoing conditions if, within 60 days after the delivery of the original Market Notice to Tenant, Landlord intends to lease the Qualified Expansion Space at a rent which is less than or equal to 75% of the proposed Yearly Fixed Rent included in the Market Notice. Notwithstanding anything to the contrary contained herein, this ROFO: (a) shall apply only during the Initial Term; (b) with respect to Suite 102, shall apply only on or after that date which is twenty-four (24) months after the Term Commencement Date; and (c) with respect to Suite 100A, shall not apply with respect to any extension, renewal or modification of the currently existing lease of that space.

34. MAAB. Access to the Building and entry to the Premises are presently compliant with the access requirements of the Massachusetts Architectural Access Board.

35. Condition Precedent. Landlord has advised Tenant that although the tenant previously occupying the Premises (“Prior Tenant”) has vacated the Premises, the lease with the Prior Tenant (“Prior Lease”) has not yet been terminated. Promptly after the execution of this Lease, Landlord agrees to use good faith efforts to enter into an agreement with the Prior Tenant for the termination of the Prior Lease on terms and conditions acceptable to Landlord in its sole discretion (the “Prior Tenant Termination Agreement”). Notwithstanding anything set forth herein, it shall be a condition precedent to the commencement of the Term that Landlord

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and the Prior Tenant have entered into a Prior Tenant Termination Agreement. Landlord and Tenant shall each have the right to terminate this Lease in the event that Landlord and Prior Tenant have not entered into a Prior Tenant Termination Agreement on or before that date which is thirty (30) days after the Execution Date hereof or such later date as Landlord and Tenant may agree (the “Condition Precedent Termination Date”); provided, however, Landlord shall have the right to extend the Condition Precedent Termination Date for an additional fifteen (15) days if Landlord is in the process of negotiating the Prior Tenant Termination Agreement and Landlord, in good faith, believes that such additional time is required to complete such negotiation. If Landlord has not entered into the Prior Tenant Termination Agreement on or before the Condition Precedent Termination Date and Landlord elects to terminate the Lease pursuant to this Section 35, and if Landlord thereafter does enter into the Prior Tenant Termination Agreement within thirty (30) days after such termination of this Lease, then Landlord shall so notify Tenant and Tenant shall have the right to reinstate this Lease by notice to Landlord within five (5) business days after Tenant receives Landlord’s notice that Landlord has entered into a Prior Tenant Termination Agreement.

Landlord Initial Tenant Initial

EXHIBIT A

THE PREMISES

60 WELLS

Suite 102
Suite 101
Suite 100
Suite 103A

Cyber-Ark

Not to scale. Layout is approximate.

Landlord Initial Tenant Initial

EXHIBIT A-1

TENANT’S LAYOUT PLAN

Not to scale. Layout is approximate.

Furniture is not included.

Landlord Initial Tenant Initial

Suite 102
Suite 101

PROPOSED REFLECTED CEILING PLAN

11,013 RSF + 4086 RSF = 15,098 RSF

60 WELLS

ADD Alternates

Legend

SILVERMAN TRYKOWSKI ASSOCIATES

Cyber-Ark

23-September-2013
Rev 1 - 26-September-2013
Rev 2 - 3-October-2013

Not to scale. Layout is approximate.

Furniture is not included.

Landlord Initial Tenant Initial

EXHIBIT A-2

PARKING PLAN

Cyber-Ark Designation
12345
12345
WELLS AVENUE
WELLS AVENUE

Landlord Initial Tenant Initial

EXHIBIT B

LANDLORD’S WORK

The Premises shall be delivered to Tenant in its present “AS-IS” condition, but with Landlord’s Work (as herein defined) completed by Landlord at its sole cost and expense, provided, however, any changes or upgrades requested by Tenant shall be at Tenant’s sole cost and expense. Landlord’s Work shall include the work shown on Tenant’s Layout Plan attached hereto as Exhibit A-1, which shall be constructed in accordance with the following specifications (“Specifications”):

1.	Demolition. Demolish and remove all existing non-structural office partitions within the Premises to accommodate Tenant’s Layout Plan;

2.	Walls. Construct new walls in accordance with the configuration shown on Tenant’s Layout Plan. All new walls shall (i) be constructed to 6” above the finished ceiling; (ii) be framed with metal studs; (iii) be finished with one layer of 5/8” gypsum wall board on each side, and (iv) include batt R-11 insulation. New walls shall be taped, sanded and ready to receive finishes;

3.	Floors. Furnish and install carpet throughout the Premises (a maximum allowance of $25 per square yard including installation is included), color to be selected by Tenant from Landlord’s selection list. Install 4” vinyl wall base along base of walls where same meets finished flooring, color to be selected by Tenant from Landlord’s selection list. Notwithstanding the foregoing, any break areas, kitchen, copy/print and fax room(s), or file room(s) to later be delineated on Tenant’s Layout Plan shall include VCT tile flooring ($2.50 per square foot allowed), color to be selected by Tenant from Landlord’s selection list;

4.	Ceiling. Existing ceiling to remain, new drop ceiling (to match existing drop ceiling) to be added as required based upon the re-configuration required by Tenant’s Layout Plan (on account of the required demolition and construction of new interior walls);

5.	HVAC. Landlord shall re-work the existing duct work/diffusers duct work and/or add additional duct work/diffusers as required and determined by Landlord and its HVAC subcontractor in their sole discretion (if applicable) to satisfy Landlord’s heating and cooling obligations (applicable to customary office usage only) as set forth in the Lease based upon Tenant’s Layout Plan. Extraordinary HVAC requirements over customary office requirements including without limitation for any LAN/computer rooms is not included;

6.

Electric. Existing with new duplex wall receptacles and light switching in the new walls to be constructed pursuant to paragraph 2 above per code. Provide six (6) power whips for Tenant provided cubicles, the location of same to be delineated on Tenant’s Layout Plan (Tenant shall be responsible for the termination of the whips and connection of power/electricity to its cubicles including the necessary electrical fittings), 3 amps per cube, maximum 90 cubes is allowed. New offices/enclosed areas

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to include a minimum of three (3) duplex receptacles (Board room six (6) duplex receptacles). Each of Conference room and Board room to include Building standard floor box with duplex receptacle, location of same to be delineated on Tenant’s Layout Plan. All voice/data wiring and fixtures shall be the responsibility of Tenant at its sole cost and expense;

7.	Lighting. Landlord shall re-use the existing lighting fixtures (by relocating or keeping existing fixtures in place), and add additional Building standard lighting fixtures, all as shown on Tenant’s Layout Plan;

8.	Sprinkler. Reconfigure in-ceiling sprinkler heads to accommodate Tenant’s Layout Plan as required by code;

9.	Paint. Paint all walls and trim within the Premises, (trim - one color, semi-gloss, walls with a maximum of four (4) colors, eggshell unless otherwise specified), colors to be selected by Tenant from Landlord’s selection list. Apply 5’ tall band of IdeaPaint or whiteboard application on one (1) wall within each of the Conference rooms and Training room, locations to the delineated on Tenant’s Layout Plan;

10.	Doors. Landlord shall re-use existing doors, sidelights and hardware (relocate or to remain in existing locations), and add additional like doors and hardware based upon Tenant’s Layout Plan (newly created offices or other enclosed areas shall include Building standard sidelights);

11.	Countertops/Cabinetry. An allowance of $3,500.00 is provided for cabinetry and closet shelving within the Premises, the design and location of which to be later agreed upon. Install water supply line and power for Tenant provided dishwasher within the Lunch room, location TBD;

12.	LAN Computer Room. Landlord shall re-use the existing 3.5 ton split cooling system for Tenant’s LAN room (system to be in good operating condition on the Term Commencement Date), additional cooling requirements for Tenant’s LAN room shall be the responsibility of Tenant; and

13.	Specialties. Existing blinds to remain and shall be in good and operable condition. Install three (3) Building standard skylights, the final design, sizing and specifications therefor to be included on Tenant’s Layout Plan. Install Building standard butt-glazed glass wall measuring approximately 9’ x 7’2” with low profile metal channel at floor and soffit head all as shown on Tenant’s Layout Plan.

All electric fixtures (lighting, switches and receptacles), HVAC system(s) and blinds within and/or servicing the Premises shall be in good operating condition on the Term Commencement Date.

Notwithstanding anything set forth herein to the contrary, to the extent of any inconsistency between the Tenant’s Layout Plan and the Specifications, Tenant’s Layout Plan shall prevail, provided, however, Landlord’s Work shall not include any work shown on Tenant’s Layout Plan as “alternate” or “add alternate” (or words of similar import) unless and until Tenant

Landlord Initial Tenant Initial

has delivered a written change order for such work and has paid the cost thereof in advance (within three (3) business days after invoice by Landlord), which cost shall include a six and one-half percent (6.5%) supervision fee to Landlord. In the event clarifications are required with respect to Tenant’s Layout Plan or the Specifications, Landlord’s architect shall be the determining party.

Landlord shall substantially complete Landlord’s Work prior to the Term Commencement Date. All Landlord’s Work shall be subject to delays on account of delays in permitting, adverse weather conditions, delays caused by Tenant and reasonable construction delays. Landlord’s Work shall be performed materially in accordance with the specifications set forth in this Exhibit B, subject to such changes or modifications as may be reasonably required to comply with Applicable Laws and/or to accommodate building systems and mechanics, to expedite completion of Landlord’s Work, to accommodate unavailability of materials and supplies, and to obtain necessary building permits, provided such changes and modifications do not adversely affect, in any material respect, the utility, quality, or appearance of Landlord’s Work. Tenant shall provide Landlord with its finish selections (flooring and paint) within five (5) days after Landlord’s request therefor.

For purposes of this Lease, Landlord’s Work shall be deemed “substantially complete” when (i) Landlord delivers to Tenant a certificate from Landlord’s architect (“Architect’s Certificate”) confirming that Landlord’s Work has been completed in accordance with the requirements of this Lease, except for items of work and adjustment of equipment and fixtures which can be completed after Tenant has taken occupancy of the Premises without causing material interference with Tenant’s business operations and use and enjoyment of the Premises (“Premises Punch-List Items”), as specified in the architect’s certificate; and (ii) all permits and other authorizations, to the extent required by the Town of Needham to enable Tenant to take occupancy in accordance with applicable laws and regulations, have been issued, provided, however, in the event Landlord is delayed in obtaining the Certificate of Occupancy on account of Tenant’s delay in completion of any work to be performed by Tenant or installation of Tenant’s furniture, fixtures or equipment, then substantial completion shall be deemed to have occurred upon issuance of the Architect’s Certificate. Landlord agrees to complete the Premises Punch-List Items within thirty (30) days, subject to delays on account of unavailability of materials, supplies or equipment or other causes beyond Landlord’s reasonable control.

Landlord Initial Tenant Initial

EXHIBIT C

Not Applicable

Landlord Initial Tenant Initial

EXHIBIT D

EXTENSION TERM YEARLY FIXED RENT

Extension Term Yearly Fixed Rent shall be at Fair Market Rent for the Premises in their then condition without requiring any Landlord improvements shall be calculated and determined as follows:

A.	Upon Landlord’s receipt of notice from Tenant that Tenant wishes to extend received by Landlord no later than nine (9) months prior to the expiration of the Initial Term or the Lease Term as extended, Landlord shall, within thirty (30) days of such notice by the Tenant, notify the Tenant of the proposed Extension Term Yearly Fixed Rent based upon Landlord’s estimate of Fair Market Rent. Under no condition shall the Extension Term Yearly Fixed Rent be less than the Yearly Fixed Rent being paid just prior to the Extension Term for which Yearly Fixed Rent is then being determined hereunder.

B.	Within fifteen (15) days after receipt of Landlord’s notice of Extension Term Yearly Fixed Rent, Tenant will notify Landlord either of its acceptance or rejection of Landlord’s noticed Extension Term Yearly Fixed Rent; and if rejected, shall include Tenant’s proposal of Fair Market Rent on account of Yearly Fixed Rent during the forthcoming Extension Term. Landlord’s failure to timely receive Tenant’s written notice shall be deemed acceptance of Landlord’s noticed Fair Market Rent. If Tenant has timely rejected Landlord’s estimate of Fair Market Rent, Landlord and Tenant shall in good faith attempt to resolve their differences as to Fair Market Rent as aforesaid, within the next ten (10) days.

C.	If Landlord and Tenant are unable to resolve their differences within the period set forth in the preceding sub-paragraph B., each of Landlord and Tenant shall appoint a representative to negotiate Extension Term Yearly Fixed Rent within the range of Fair Market Rent last proposed by Landlord and Tenant; said representatives shall be paid by the party which engaged them and shall be qualified commercial leasing agents from major rental firms experienced in renting similar commercial retail/office properties in general vicinity of the Building. The parties’ representatives shall in good faith seek to resolve a market rate of Yearly Fixed Rent for the Extension Term within the next ensuing twenty-one (21) day period. If the representatives are unable to agree upon Yearly Fixed Rent within that time period but the difference between them is no greater than 10% then Yearly Fixed Rent shall be the average of the two representatives written determinations. If the representatives are unable to agree upon Yearly Fixed Rent and their difference exceeds 10%, they shall select a third party, having similar qualifications, paid for one-half by each of Landlord and Tenant, and thereafter, within fifteen (15) days, the determination of a majority of the representatives shall prevail and issue a written report thereof.

D.	If, for any reason whatsoever, Tenant fails to properly notify Landlord of its desire to extend the Lease, any and all Tenant rights or options to extend shall expire and Tenant shall have no further right to extend its tenancy beyond the Expiration Date. In this event Landlord shall be free to rent the Premises to whomever it chooses, on any terms it chooses, free and clear of this option.

Landlord Initial Tenant Initial

FIRST AMENDMENT OF LEASE

Reference is hereby made to the Lease dated October 28, 2013 as effected by the Term Commencement letter dated January 31, 2014 (the “Lease”) between Wells 60 Realty LLC (“Landlord”), and Cyber-Ark Software, Inc. (“Tenant”) pursuant to which Lease Tenant rented from Landlord premises located on the first floor of the Building as more particularly described in the Lease (called herein the “Suite 103 Premises”). The purpose of this First Amendment of Lease is to document the terms of Tenant (i) extending the Initial Term of the Lease of the Premises, and (ii) leasing additional space on the first floor of the Building as more particularly depicted as Suite No. 102 on Exhibit A attached hereto, and as further described below. Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Lease.

For good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, Tenant and Landlord hereby amend the Lease as follows:

I.	Premises. The Lease of the Suite 103 Premises shall continue, and the Initial Term applicable thereto shall be extended until the Expiration Date of the Suite 102 Initial Term as set forth below (so by way of example, if the Expiration Date of the Suite 102 Initial Term is February 28, 2022, then that same Expiration Date shall also apply to the Suite 103 Premises). Yearly Fixed Rent applicable to the Suite 103 Premises shall continue as set forth in the Lease with the qualification that Yearly Fixed Rent shall increase to the annual rate of $452,940.00 payable monthly in advance in equal monthly installments of $37,745.00 beginning on July 1, 2021 and continuing on the first day of each month thereafter through the end of the Expiration Date of the Suite 102 Initial Term. All other terms and conditions of the Lease applicable to the Suite 103 Premises shall continue without modification.

II.	Rental of Suite No. 102. The approximately 6,546 rentable square feet depicted as Suite No. 102 on Exhibit A attached hereto is herein called the “Suite 102 Premises” and the following shall be applicable thereto:

1.	Suite 102 Premises Commencement Date. The later of January 1, 2015, or five (5) days following Landlord’s written notice to Tenant that the Tenant Improvements required by Section 11.10 have been substantially completed as determined by Landlord’s architect. Upon the Suite 102 Premises Commencement Date, the term “Premises” as used herein shall mean the Suite 103 Premises and the Suite 102 Premises (except as separately identified herein).

2.	Suite 102 Premises Rent Commencement Date. That date which is sixty (60) days following the Suite 102 Premises Commencement Date.

3.	Expiration Date of the Suite 102 Premises Term. That date which is eighty four (84) months following the Suite 102 Premises Rent Commencement Date (plus a portion of a month if the term commences other than on the first day of a calendar month so that the term ends on the last day of a calendar month), the “Suite 102 Initial Term”, provided, however, if the Suite 102 Initial Term is extended as hereafter set forth, then the Expiration Date shall be 5:00 p.m. on the last day of the Extension Term then in effect.

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4.	Suite 102 Premises Yearly Fixed Rent. Yearly Fixed Rent for the Suite 102 Premises shall be as follows (during the Suite No. 102 Initial Term):

PERIOD	YEARLY FIXED RENT	MONTHLY PAYMENT
RCD -06/30/16	$176,742.00	$14,728.50
07/01/16-06/30/17	$180,015.00	$15,001.25
07/01/17-06/30/18	$183,288.00	$15,724.00
07/01/18-06/30/19	$186,561.00	$15,546.75
07/01/19-06/30/20	$189,834.00	$15,819.50
07/01/20-06/30/21	$193,107.00	$16,092.25
07/01/21-ED 102 IT	$196,380.00	$16,365.00

Yearly Fixed Rent shall be payable monthly, in advance in equal monthly installments (“Monthly Payment”) as set forth above, on the first day of each month beginning on the Suite 102 Premises Rent Commencement Date (“RCD”). For clarification purposes, the first period shall begin on the RCD and continue until June 30, 2016, and the seventh period shall begin on July 1, 2021 and continue until the expiration of the Suite 102 Initial Term (“ED 102 IT”).

5.	Extension Term and Extension Term Yearly Fixed Rent. The Lease provisions applicable to the Extension Term and Extension Term Yearly Fixed Rent shall also apply to the Suite 102 Premises.

6.	Additional Rent. Tenant shall be required to pay its Pro Rata Share (defined below) of Additional Rent applicable to the Suite 102 Premises as required by Section 5 of the Lease during the Suite 102 Premises Term with the qualification that the Base Operating Cost Year for the Suite 102 Premises shall be the calendar year ending December 31, 2015.

7.	Electric. Tenant shall pay for electricity consumed within the Suite 102 Premises in accordance with Section 6 of the original Lease during the Suite 102 Premises Term beginning on the Suite 102 Premises Commencement Date.

8.	Security Deposit. Upon signing this First Amendment of Lease, Tenant shall provide Landlord with $14,728.50 to be added to the Security Deposit, so that the total Security Deposit is then $44,103.50;

9.	Pro Rata Share. The Pro Rata Share with respect to the Suite 102 Premises shall be 20.2%; and

10.	Tenant’s Improvements – Suite No. 102. Prior to the Suite 102 Commencement Date, the interior of the Suite 102 Premises shall be improved in accordance with Tenant’s Final Layout Plan and the Construction Documents as those terms are defined below (“Tenant Improvements”). The following provisions shall be applicable to the Tenant Improvements:

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A.

Attached hereto as Exhibit B-l is an initial layout plan (“Tenant’s Initial Layout Plan”) incorporating Tenant’s program requirements for the Suite 102 Premises, except that the demising wall between the Suite 102 Premises and the Suite 103 Premises shall remain, and two (2) additional skylights shall be added to the Suite 102 Premises (collectively, “Tenant’s Program”). Landlord and Tenant shall work together with Landlord’s architect in good faith to develop Tenant’s Initial Layout Plan into a final layout plan (“Tenant’s Final Layout Plan”). In all events Tenant’s Final Layout Plan shall be completed within seven (7) days after the full execution of this First Amendment. Within ten (10) days after the completion of Tenant’s Final Layout Plan, Landlord’s architect shall develop Tenant’s Layout Plan into construction documents (“Construction Documents”) in a form which will enable Landlord’s architect to stamp the Construction Documents, and to enable Landlord to obtain fixed pricing for the construction of the Tenant Improvements (“Fixed Pricing”), and to apply for and obtain a Building Permit for the Tenant Improvements (“Building Permit”). Within a maximum of three (3) days after request by Landlord, Tenant shall meet with Landlord and provide such supplemental information as Landlord or its architect may reasonably require in order to develop Tenant’s Final Layout Plan into the Construction Documents and to facilitate obtaining the Fixed Pricing and/or the Building Permit. Tenant agrees to follow Landlord’s recommendations regarding the selections of materials (using similar materials as used in other tenant spaces within the Building including the Suite 103 Premises but excluding upgrades to materials within that space previously paid for by Tenant) to be used to allow for the completion of the Tenant Improvements within thirty (30) to forty-five (45) days after the receipt of the Building Permit. Landlord reserves the right to make changes to the Construction Documents as required by Landlord’s architect to accommodate building systems (i.e. plumbing, mechanical, and electric, chases and/or structural components) and to expedite completion of the Tenant Improvements (such as to accommodate the unavailability of materials by substituting available materials of comparable quality) and otherwise as necessary to obtain Fixed Pricing, comply with applicable building, health, fire, safety and MAAB codes, orders, rules and regulations (“Codes”), and to obtain the Building Permit, provided such changes do not adversely affect, in any material manner, the utility or quality of Tenant Improvements or the cost to complete the Tenant Improvements. The Tenant Improvements shall be deemed modified by any such changes to the Construction Documents. Following the completion of the Construction Documents, Tenant shall review and approve the Construction Documents, which approval shall not be unreasonably withheld, conditioned or delayed, and which approval shall be deemed granted unless Tenant notifies Landlord of its disapproval thereof within three (3) days after receipt of the Construction Documents. Promptly following the completion of the Construction Documents, Landlord shall obtain Fixed Pricing to complete the Tenant Improvements from its contractor(s) and shall deliver to Tenant a summary of the total cost to complete the Tenant Improvements. Within a maximum of three (3) days following Landlord’s delivery of the Fixed Pricing, Tenant shall have the opportunity to request that Landlord and its architect work with Tenant to modify the

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Construction Documents in an effort to reduce the Fixed Pricing. The parties shall then have seven (7) days to determine if such a reduction of the Fixed Pricing is feasible and finalize same, following which Landlord shall deliver to Tenant revised Fixed Pricing, which pricing shall be final. All costs to modify the Construction Documents to accomplish the foregoing shall be the responsibility of Tenant (to the extent available, Tenant shall be permitted to use any excess funds from the Improvement Allowance to pay for such costs in the event the Total Project Costs are less than $196,380.00). Landlord makes no representation as to whether or not the Total Project Costs will be less than or exceed the Improvement Allowance as those terms are defined below.

B.	Tenant shall pay to Landlord within ten (10) days after invoice therefor, the amount by which the total cost to complete the Tenant Improvements (“Total Project Costs”) exceeds the amount of the Improvement Allowance as herein defined (the “Excess Cost”). The Total Project Costs shall include, without limitation, all construction costs, including, without limitation, all materials, equipment, systems, labor, supervision, profit and overhead and similar costs necessary to complete the Tenant Improvements, plus all costs charged by Landlord’s architect to select Tenant finishes and/or Tenant materials. If, prior to commencement of construction, Tenant elects for the HVAC system to be designed by a mechanical engineer rather than on a design-build basis by Landlord’s HVAC contractor, then Landlord shall engage MEA Engineering Inc. (“MEA Engineering”) to design the HVAC system, and the cost for such engineering work shall be part of the Total Project Costs. Except as herein set forth, there shall be no changes to the Tenant Improvements or to the Construction Documents without the consent of Landlord and Tenant (which consent shall not be unreasonably withheld, conditioned or delayed), and in the event any such changes shall increase the Total Project Costs to an amount which is excess of the Improvement Allowance, then Tenant shall pay the costs of such change orders within ten (10) days after written request by Landlord, (and such cost shall be deemed Excess Cost as provided herein). If Tenant fails to timely pay the Excess Cost as required above, Landlord shall have the right to stop work on the Tenant Improvements until such time as the Excess Cost is paid.

C.	Landlord agrees that Tenant shall be entitled to receive an improvement allowance from Landlord (“Improvement Allowance”) in an amount which is the lesser of the following: (a) an aggregate total of $196,380.00; or (b) 100% of the Total Project Costs, if the Total Project Costs are less than $196,380.00. In all events, however, Tenant shall be responsible for the amount by which the Total Project Costs exceeds the Improvement Allowance. The Improvement Allowance shall be paid by Landlord directly to those contractors/parties performing the Tenant Improvements. Notwithstanding anything to the contrary contained herein, if (i) the Construction Documents do not require the removal of the existing demising wall between the Suite 102 Premises and the Suite 103 Premises (“Demising Wall Removal”) as part of Tenant’s Work, and (ii) the Total Project Costs are less than $196,380.00, then Tenant shall be permitted to use such remaining balance towards Tenant’s cost of the Demising Wall Removal, at such time (if any) that Tenant completes the Demising Wall Removal.

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D.	Notwithstanding anything set forth herein, if and to the extent that it is determined by Landlord’s architect or contractor that the Tenant Improvements cannot be completed without additional costs caused only by a preexisting Unforeseen Condition (defined below), then Landlord and Tenant shall cooperate to modify the Construction Documents to accommodate such Unforeseen Condition without increase to the Total Project Costs. An “Unforeseen Condition” is defined as an unanticipated condition, particular to the Building, which was unknown to Landlord’s architect and is not readily apparent or customary to the type of work included within the scope of the Tenant Improvements. If the Construction Documents cannot be modified to accommodate the Unforeseen Condition without increasing the Total Project Costs, and if the Unforeseen Condition exceeds the Improvement Allowance, then the amount of such excess caused by the Unforeseen Condition shall be paid 50% by Landlord and 50% by Tenant.

E.	If Tenant requests changes to the Construction Documents which will cause the time to complete the Tenant Improvements to exceed forty-five (45) days from receipt of the Building Permit, then Landlord and Tenant shall cooperate to modify the scope of the Tenant Improvements to enable completion within forty-five (45) days from receipt of the Building Permit.

F.	Notwithstanding anything set forth in this First Amendment to the contrary, if Tenant fails to follow Landlord’s recommendations regarding the selections of materials to allow for the completion of the Tenant Improvements within 45 days after the receipt of the Building Permit (as set forth in Section II.10.A), or if Tenant increases the scope of the Tenant’s Program (including requesting changes to the Construction Documents (as set forth in Section II.10.E) and Landlord and Tenant are not able to agree as to how to modify the Tenant Improvement work to enable completion within forty-five (45) days after receipt of the Building Permit, or if Tenant fails to timely pay sums due pursuant to Section II.10.B, or if Tenant otherwise fails to timely comply with Tenant’s obligations and agreements under this Section 11.10, and as a result of such failures the Tenant Improvements are not completed within forty-five (45) days after receipt of the Building Permit, then the Suite 102 Premises Rent Commencement Date shall sixty (60) days after the date that is forty-five (45) days after receipt of the Building Permit.

G.

For purposes of this Amendment, the Tenant Improvements shall be deemed “substantially completed” when (i) Landlord delivers to Tenant a certificate from Landlord’s architect (“Architect’s Certificate”) confirming that the Tenant Improvements have been completed in accordance with the requirements of this Amendment, except for items of work and adjustment of equipment and fixtures which can be completed after Tenant, or if applicable, a Landlord approved subtenant has taken occupancy of the Suite 102 Premises without causing material interference with its business operations and use and enjoyment of the Suite 102 Premises (“Punch-List Items”), as specified in the Architect’s Certificate; and (ii) all permits and other authorizations, to the extent required by the City of Newton to enable Tenant, or if applicable, a Landlord approved subtenant to take occupancy in accordance with applicable laws and regulations, have been issued, provided,

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however, in the event Landlord is delayed in obtaining the Certificate of Occupancy on account of work to be completed by Tenant, or if applicable, a Landlord approved subtenant (for example installation of cubicles, voice/data equipment, or other fixtures, furnishings and equipment), then substantial completion shall be deemed to have occurred upon issuance of the Architect’s Certificate. Landlord agrees to complete the Punch-List Items within thirty (30) days, subject to delays on account of unavailability of materials, supplies or equipment or other causes beyond Landlord’s reasonable control.

H.	Tenant shall be permitted access to the Suite 102 Premises up to fourteen (14) days prior to the Suite 102 Premises Commencement Date for purposes of installation of Tenant’s cubicles, voice/data equipment, or other fixtures, furnishings and equipment, provided that such access shall in no way delay or interfere with the substantial completion of the Tenant Improvements. Such access shall be subject to all of the terms and conditions of the Lease, as amended hereby, except that no Rent shall be payable with respect to the Suite 102 Premises prior to the Suite 102 Premises Commencement Date.

III.	Parking. Tenant shall be permitted to use an additional twenty three (23) parking spaces within the parking areas at the Property in accordance with the terms and conditions of the Lease.

IV.	Sublease. Landlord acknowledges that Tenant is considering subleasing all or a portion of the Suite 102 Premises for up to the first three (3) years of the Initial Term applicable to the Suite 102 Premises (an “Initial Suite 102 Sublease”). To facilitate an Initial Suite 102 Sublease, Landlord agrees that Tenant may offer a prospective subtenant reasonable market concessions in excess of three (3) months’ rent. The other terms and provisions of the Lease shall be applicable to an Initial Suite 102 Sublease.

V.	Suite 102 Premises Signage. Landlord shall list Tenant on the interior Building directories and install a suite placard adjacent to the Suite 102 Premises consistent with other tenants in the Building.

VI.	Broker. Each of Landlord and Tenant represent to the other that neither has dealt with any other broker in connection with this Amendment other than Landmark Real Estate Advisors (“LREA”) and Boston Realty Advisors (“BRA”). Landlord shall be responsible for a commission in connection with this Amendment to LREA and BRA pursuant to separate agreement between Landlord and those brokers.

VII.	Status of Lease. Tenant acknowledges that the Lease is being modified as set forth herein, and that Tenant has no claims against Landlord under the Lease, and the Lease shall remain in full force and effect as presently drafted except as modified hereby.

VIII.	Effect of Amendment. Except as otherwise specifically modified herein, all other terms and conditions of the Lease shall remain in full force and effect. The term Premises shall include the Suite 102 Premises after this First Amendment of Lease has been signed by the parties.

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[SIGNATURE PAGE FOLLOWS]

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Executed under seal this 23rd day of October, 2014.

LANDLORD:		TENANT:
Wells 60 Realty LLC		Cyber-Ark Software, Inc.
By:	Intrum Corp., Manager

By:	/s/ Randy A. Goldberg	By:	/s/ Ehud Mokady
	Randy A. Goldberg, President		Ehud Mokady, President
duly authorized

		By:	/s/ Suzy Peled-Spigelman
Suzy Peled-Spigelman, Director of
Finance, duly authorized

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EXHIBIT A

SUITE NO. 102 PREMISES

Note: Not to scale - layout is approximate.

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EXHIBIT B-1

TENANT’S INITIAL LAYOUT PLAN

Note: Not to scale - layout is approximate.

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EXHIBIT B

“Subleased Premises”

Note: Not to scale - layout is approximate.

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EXHIBIT C

“Inventory of Furniture, Fixtures & Equipment”

Item	Quantity
WORKSTATION CHAIRS ALLSTEEL, ACCESS UPHOLSTERED SEAT, BLACK MESH BACK, FULLY ADJUSTABLE ARMS, STANDARD BLACK BASE, BLACK DUAL-WHEEL CASTERS UPHOSLTERY: PERENNIAL, BELLFLOWER	51

OFFICE CHAIRS ALLSTEEL, TOLLESON FULLY UPHOLSTERED, FIXED LOOP POLY ARMS, 4-LEG BASE WITH GLIDES. UPHOLSTERY:PERENNIAL, BELLFLOWER FRAME:BLACK	6

CONFERENCE ROOM CHAIRS PAOLI, FIRE UPHOLSTERED SEAT AND BACK, FIXED LOOP POLY ARMS, STANDARD BLACK BASE, BLACK HARD WHEEL CASTERS UPHOLSTERY:CANTER,ONYX	14

CONFERENCE ROOM TABLE 192”Lx54”W BOAT SHAPE LAMINATE TOP WITH KNIFE EDGE. LAMINATE HOLLOW PANEL BASES. (3)TECH CADDIES EACH INCLUDE (1)DATA, (3)POWER.	1

PRIVATE OFFICE FURNITURE ALLSTEEL, INVOLVE PRIVATE OFFICE 30”Dx66”W RECTILINEAR SURFACE, PAINTED WOOD HALF MODESTY, 18”Dx 42”W RETURN WITH STANCHION SUPPORTS BELOW SURFACES, 18”Dx24”H LOW CREDENZA STORAGE WITH (1)36”W LATERAL, (1)36”W OPEN BOOKCASE. (1)42”Wx15”H WALL MOUNTED OVERHEAD CABINET WITH SLIDING DOOR	6

WORK STATIONS ALLSTEEL,TERRACE/DNA & INVOLVE	45

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